As filed with the Securities and Exchange Commission on October 14, 2016

Registration No. 333-211380

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1/A

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATURAL DESTINY INC.

(Exact name of registrant as specified in its charter)

Nevada	2030	81-1352933
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 902, Unit 1, Pearl Business Building

Jiande City, Zhejiang Province, P.R.C. 311600

+86 571-64197788

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Jianrong Xia

Chief Executive Officer

Room 902, Unit 1, Pearl Business Building

Jiande City, Zhejiang Province, P.R.C. 311600

+86 571-64197788

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq.

Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of Americas, 11th Floor

New York, NY 10105

Tel: 212-370-1300

Fax: 212-370-7889

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
common stock, par value $0.0001 per share, offered by certain selling stockholders	229,775 shares	(3)	$0.10	(2)	$22,977.50	$2.31	(4)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), also registered hereby are such additional and indeterminable number of shares of common stock of the registrant as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)	Estimated pursuant to Rule 457 under the Securities Act solely for the purpose of calculating the amount of the registration fee, based the price of the registrant’s common stock sold in a private placement which closed on May 1, 2016. Currently, there is no trading market for the registrant’s common stock.

(3)	The 229,775 shares of common stock are being registered for resale by certain selling stockholders named in this registration statement, which shares were issued by the registrant in connection with a private placement of its common stock at an offering price of $0.10 per share.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated October 14, 2016

NATURAL DESTINY INC.

229,775 Shares

Common Stock

This prospectus relates to the sale of up to a total of 229,775 shares of common stock, par value $0.0001 per share, of Natural Destiny Inc., a Nevada corporation, that may be sold from time to time by the selling stockholders named in this prospectus and their successors and assigns.  The shares of common stock subject to this prospectus were issued to the selling stockholders in a private placement which closed on May 1, 2016.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any exchange. We will seek sponsorship for the trading of our common stock on the OTCQB Market operated by OTC Markets Group, Inc. (which we refer to here as the OTCQB Market) upon the effectiveness of the registration statement of which this prospectus forms a part. The 229,775 shares of common stock registered hereby can be sold by selling stockholders at a fixed price of $0.10 per share until our shares are quoted on the OTCQB Market and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (referred to herein as FINRA), nor can we provide assurance that our shares will actually be quoted on the OTCQB Market or, if quoted, that a viable public market will materialize or be sustained.

Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.  We have agreed to pay all the costs and expenses of this registration. We will not receive any proceeds from the sale of shares by the selling stockholders.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 5 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information provided in this prospectus and incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.  The rules of the SEC may require us to update this prospectus in the future.

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus includes estimates of market share and industry data and forecasts that we obtained from industry publications and surveys and/or internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources. Although we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 5. Unless otherwise noted, all market share data is based on net sales in the applicable market.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning at page 5. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

All references to “we,” “us,” “our,” “Natural Destiny,” “Company,” or similar terms used in this prospectus refer to Natural Destiny Inc., a Nevada corporation, including its consolidated subsidiaries and variable interest entity (“VIE”), unless the context otherwise requires. We conduct our business through an operating entity, Hangzhou Yezhiyuan Agriculture Development Co., Ltd., a PRC limited liability company (“Hangzhou Yezhiyuan”), which is a VIE controlled by a wholly-owned subsidiary of ours through a series of contractual arrangements.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau.

“RMB” or “Renminbi” refers to the legal currency of China and “$”, “US$” or “U.S. Dollars” refers to the legal currency of the United States.

Our Company

Overview

Natural Destiny Inc. was incorporated in the State of Nevada on October 21, 2015 as a holding company. Through our subsidiaries in China, we are engaged in the business of distributing foods and beverages in China. Our executive offices are located in Jiande City, Zhejiang Province, China.

We do not grow, produce or manufacture any products. Instead, we act as a distributor for our products primarily based on client or market demands. Our principal distributed products include fruits, juices, wine and nutritional supplement products such as tablets and condensed drinks made out of traditional Chinese herbs such as ginseng and edible bird’s nest. At the present time, our principal supplier and principal customer are controlled by a related party, Mr. Jianrong Xia, our sole officer and director. Over time, we hope to expand to work with other suppliers and service other customers.

We are currently focusing our resources on the marketing and sale of the XinshuiTM cherry plum drink and other cherry plum based products including cherry plum wine. The XinshuiTM cherry plum drink is a concentrated drink that contains mainly cherry plum extract, supplemented by a variety of natural foods and herbs and is a natural anti-aging drink.

Due to the health benefits of cherry plum, our current consumers for the cherry plum based products will be primarily mid-aged and elderly people. We plan to market and sell the cherry plum based products initially through our distribution channels and network in Zhejiang and Jiangsu Provinces.

Competitive Strengths

We believe that the following competitive strengths will allow our business to grow:

●	We purchased high quality products from reliable and stable sources. We place significant emphasis on product quality safety and have established relationship with reliable suppliers.

●	We have established sales channels in Zhejiang and Jiangsu Provinces and plan to expand our sales network in other geographic areas of China. We sell our products in Jiangsu and Zhejiang Provinces through our own sales and distribution network. As our business continues to grow, we plan to expand our sales network into other regions of the PRC.

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Growth Strategy

We are focused on leveraging industry opportunities and our competitive strengths to become China’s leading brand for foods and beverages through the following initiatives:

●	Expand our domestic sales and distribution network and enter new markets. We are focused on expanding our sales and distribution channels in the domestic China market, and maintaining existing customers. To support our future growth, we intend to further expand our domestic sales and distribution channels to farmers’ markets, supermarkets, restaurants and retailers.

●	Launch our online retail platform. In order to capitalize on e-commerce opportunities in China and increase our presence in a larger geographic area, we plan to launch our own online retail platform to sell our products over the internet.

●	Improve our profitability by continuously introducing new high value added products. We constantly evaluate our products and adapt to changes in market conditions by updating our products to reflect new trends in consumer preferences.

●	Further enhance our brand recognition. We have been gaining brand recognition in China, especially in Zhejiang and Jiangsu Provinces. We seek to expand our customer base and enhance brand recognition by seeking to penetrate a variety of sales channels such as well-known supermarkets to promote our products and attending various food exhibitions and organizing nutrition training sessions for distributors to promote our products.

Our Corporate Structure

On April 13, 2016, the Company executed a share exchange agreement to acquire all of the issued and outstanding ordinary shares of Natural Destiny (BVI) Company Limited, a corporation incorporated under the laws of the British Virgin Islands (“ND BVI”), from the shareholder of ND BVI (the “ND BVI Shareholder”) in exchange for the issuance to the ND BVI Shareholder of 250,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), representing 100% of its then issued and outstanding shares of Common Stock (the transaction, hereinafter referred to as the “Share Exchange”). Upon completion of the Share Exchange, ND BVI became the Company’s wholly owned subsidiary.

ND BVI is a holding company, which in turn, holds 100% of the capital stock of Natural Destiny (HK) Co., Limited (“ND HK”), a Hong Kong corporation which was incorporated on November 16, 2015. ND HK is the parent company of Shanghai You Yue Trading Co., Ltd. (the “WFOE”), a wholly foreign owned entity established under the laws of the PRC, which is engaged in the sale and distribution of foods and beverages in the PRC through a series of contractual arrangements (the “VIE Agreements”) with Hangzhou Yezhiyuan Agriculture Development Co., Ltd. (“Hangzhou Yezhiyuan”), a PRC limited liability company which was established on November 27, 2012 with a registered capital of RMB 10,000,000, of which RMB 9,000,000 has been paid to date.

Pursuant to the VIE Agreements, the WFOE effectively assumed management of the business activities of Hangzhou Yezhiyuan and has the right to appoint all executives and senior management and the members of the board of directors of Hangzhou Yezhiyuan.  The VIE Agreements are comprised of a series of agreements, including an Exclusive Business Cooperation Agreement, Share Pledge Agreement, Exclusive Option Agreement, Power of Attorney and Timely Reporting Agreement, through which the WFOE has the right to advise, consult, manage and operate Hangzhou Yezhiyuan in return for a service fee approximately equal to 100% of Hangzhou Yezhiyuan’s annual net income.   Mr. Jianrong Xia, who is the only equity holder of Hangzhou Yezhiyuan (“Mr. Xia”) has pledged his right, title and equity interests in Hangzhou Yezhiyuan as security for WFOE to collect consulting services fees provided to Hangzhou Yezhiyuan through a Share Pledge Agreement.  In order to further reinforce WFOE’s rights to control and operate Hangzhou Yezhiyuan, Mr. Xia has granted WFOE an exclusive right and option to acquire all of their equity interests in Hangzhou Yezhiyuan through an Exclusive Option Agreement. A more detailed description of these VIE Agreements is provided under “Business – VIE Agreements” on page 31.

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Company Information

Our executive office is located at Room 902, Unit 1, Pearl Business Building, Jiande City, Zhejiang Province, PRC. Our telephone number is +86 571-64197788 and our website address is www.yzyny.com. The information contained in, or that can be accessed through, our website is not incorporated into and is not part of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Going Concern

As described in auditor’s report on our financial statements, our auditors have included a “going concern” provision in their opinion on our financial statements, expressing substantial doubt that we can continue as an ongoing business for the next twelve months.

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THE OFFERING

Common Stock Outstanding before the Offering	250,229,775 shares

Common Stock Offered by Selling Stockholders	Up to 229,775 shares of Common Stock held by the selling stockholders

Common Stock to be Outstanding After the offering	250,229,775 shares

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock offered hereby.

Quotation of Common Stock	Our Common Stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any exchange. We will sponsorship for the trading of our Common Stock on the OTCQB Market upon the effectiveness of the registration statement of which this prospectus forms a part. The 229,775 shares of our Common Stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTCQB Market and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can we provide any assurance that our shares will actually be quoted on the OTCQB Market or, if quoted, that a viable public market will materialize.

Rick Factors	An investment in our company is highly speculative and involves a significant degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in shares of our Common Stock.

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RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. You should carefully consider the following risk factors in evaluating our business before purchasing any shares of our Common Stock. No purchase of our Common Stock should be made by any person who is not in a position to lose the entire amount of his or her investment. The order of the following risk factors is presented arbitrarily. You should not conclude the significance of a risk factor because of the order of presentation. Our business and operations could be seriously harmed as a result of any of these risks.

Risks Related to Our Business and Industry

We are an early stage company with a very limited operating history in the food and beverage distribution business. Our limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We were incorporated in Nevada in October 2015 and have a very limited operating history. Our operating entity Hangzhou Yezhiyuan was formed in November 2012, only commenced operations in November 2014, and has not generated material revenue or any profit as of the date of this prospectus. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance and prospects. The Company expects that sales of food and drink products such as cherry plum drinks will be our core business and main revenue producing sectors in the future. We have limited experience and operating history in marketing and selling the foregoing products. In addition, the food and beverage market is highly competitive. If we fail to successfully sell our products in an increasingly competitive market, we may not be able to capture the growth opportunities associated with the products, and our future results of operations and growth strategies could be adversely affected.

We are an early stage company with a history of net losses; we expect to incur net losses in the future, and we may never achieve sustained profitability.

We have historically incurred net losses, including net losses of $137,270 and $3,796 for the years ended September 30, 2015 and 2014, respectively, and $138,340 and $77,124 for the nine months ended June 30, 2016 and 2015, respectively, and we have never been profitable.

We expect our losses to continue as a result of costs relating to our sales and marketing, general and administrative activities. These losses have had, and will continue to have, an adverse effect on our working capital, total assets and stockholders’ equity. We are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then maintain profitability would negatively affect our business, financial condition, results of operations and cash flows.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

As described in auditor’s report on our financial statements, our auditors have included a “going concern” provision in their opinion on our financial statements, expressing substantial doubt that we can continue as an ongoing business for the next twelve months. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our stockholders may lose some or all of their investment in us.

Supply chain issues, including a shortage of adequate raw material supply or manufacturing capacity of our suppliers, could have an adverse impact on our business and operating results, and our failure to estimate customer demand properly may result in excess or obsolete component supply, which could adversely affect our gross margins.

Currently, our main focus is the marketing and sales of cherry plum drink and we will heavily rely on one supplier, Weifang Shoushu Biological Technology Co., Ltd. (“Weifang Shoushu”), for cherry plum drink supply. Weifang Shoushu relies upon farmers in certain regions in the PRC such as Shandong and Xinjiang for cherry plum supply. We expect that we will continue to rely on Weifang Shoushu for the foreseeable future until we secure cherry plum drink supply from other manufacturers or develop our own production capacity for such products.

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As of result of such reliance, any of the following issues on our suppliers’ part could have adverse impact on the supply of our products and on our business and operating results:

●	any financial problems of our suppliers;

●	a reduction or interruption in supply of one or more raw materials used for manufacturing products we distribute;

●	a significant increase in the price of one or more raw materials used for manufacturing the products we distribute;

●	a failure to adequately authorize procurement of inventory by our suppliers; and

●	a failure to appropriately cancel, reschedule or adjust our requirements based on our business needs.

Furthermore, any issues in connection with Weifang Shoushu’s cherry plum suppliers such as land use right disputes will have negative impact on its cherry plum drink supply and further affect our financial conditions and results of operations.

Our operations will heavily rely upon our exclusive distribution agreement with Weifang Shoushu and there is no assurance that we will be able to continuously renew such agreement. Failure to do so is likely to have a material effect on our product structure as well as results of operations.

We entered into an Exclusive Distribution Agreement, as amended by a supplement agreement dated March 1, 2016 (the “Distribution Agreement”) with Weifang Shoushu, our sole supplier of cherry plum drink, and the term of such agreement ends on August 31, 2021. Even though we have the right of first refusal to renew the Distribution Agreement for another five-year term, there is no guarantee that we can maintain such exclusive contractual relationship with Weifang Shoushu after the end of the extended term. As previously discussed, cherry plum drink will be our main product in the near future. As a result, failure to maintain our exclusive contractual relationship with Weifang Shoushu will have material adverse effects our product structure, results of operations, financial condition and business prospects.

We have been heavily relying on one customer (which is a related party controlled by our sole officer and director) for our sales revenue and such reliance would have negative impact on our operations.

We currently rely on Hangzhou Dechuan Bio-Technology Co., Ltd. (“Hangzhou Dechuan”) as the sole customer for products we sell. During the year ended September 30, 2015, we generated all of our revenue from Hangzhou Dechuan. As such, the following factors in connection with Hangzhou Dechuan could reduce its orders and negatively affect our financial conditions and operating results:

●	Any financial problems;

●	Loss of key sales employees;

●	Loss of downstream consumers; or

●	Switch to the distribution of other products.

In addition, Hangzhou Dechuan is a business entity that is controlled by Mr. Jianrong Xia, our sole officer and director. There is no guarantee that we will be able to generate sales revenue from other non-affiliated customers.

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We engage in related party transactions, which result in a conflict of interest involving our management.

We have engaged in the past, and continue to engage, in related party transactions, particularly between our company and entities controlled by Mr. Jianrong Xia, our sole officer and director, including Hangzhou Dechuan, currently our only customer and Hangzhou Xinlin Fruits Co., Ltd (“Xinlin”), supplier of 43% worth of our inventory for the year ended September 30, 2015. Related party transactions present difficult conflicts of interest, could result in disadvantages to our company and may impair investor confidence, which could materially and adversely affect us. Related party transactions could also cause us to become materially dependent on related parties in the ongoing conduct of our business, and related parties may be motivated by personal interests to pursue courses of action that are not necessarily in the best interests of our company and our stockholders. Please refer to the section entitled "Certain Relationships and Related Transactions" on page 46 for further detail regarding related party transactions and our company's policies and procedures with respect to such transactions.

Product quality problems could lead to reduced revenue, gross margins, and net income.

Neither we nor our suppliers have developed a sophisticated product testing program. There can be no assurance that the pre-shipment testing programs we develop in the future will be adequate to detect all defects, including defects in individual products or defects affecting numerous shipments. Such potential defects might interfere with customer satisfaction, reduce sales opportunities or affect gross margins. There can be no assurance that our remediation measures, depending on the product involved, would not have a material impact. An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to our reputation, inventory costs, or even significant penalties for violating PRC food safety laws and regulations, any of which could have material impact on our revenue, margins and net income.

Changes in the food and beverage business environment and retail landscape could adversely impact our financial results.

The food and beverage business environment is rapidly evolving as a result of, among other things: changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the food and beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Health benefits of the cherry plum are not guaranteed.

Although several studies have suggested there may be health benefits related to the consumption of cherry plum, the research is in its infancy stages and health benefits have not been proven. Future research may fail to support such benefits or may indicate that any such benefits are outweighed by negative side effects. The foregoing would likely result in a loss of market share or potential market share and would have an adverse effect on our company and our business and, furthermore, the value of an investment in our company could be reduced or lost entirely.

Over the long term, we intend to invest in the production, research & development, sales, service and marketing activities, and these investments may achieve delayed, or lower than expected, benefits which could harm our operating results.

While we intend to focus on managing our costs and expenses, over the long term, we also intend to invest in personnel and other resources related to the production, research & development, sales, service and marketing functions as we realign and dedicate resources on food and drink products as our key growth area. We are likely to recognize the costs and expenses associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

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Given the fact our business plan to integrate the production, research & development, sales of agricultural products and related service requires significant levels of capital, we will likely have to incur indebtedness or issue new equity securities. If we are not able to obtain additional capital, our ability to operate or expand our business may be impaired and our results of operations could be adversely affected.

Our business plan is to integrate the production, research & development, sales of agricultural products and related service. Implementation of such plan requires significant levels of capital. In particular, we expect that we will need additional capital to finance the development and marketing of new products that meet the constantly evolving consumer demands. If cash from such available sources is insufficient or unavailable, or if cash is used for unanticipated needs, we may require additional capital sooner than anticipated. Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

●	investors’ perceptions of, and demand for, companies operating in China;

●	conditions of the U.S. and other capital markets in which we may seek to raise funds;

●	our future results of operations, financial condition and cash flows;

●	governmental regulation of foreign investment in China;

●	economic, political and other conditions in the United States, China and other countries; and

●	governmental policies relating to foreign currency borrowings.

The sale of additional equity securities would result in dilution of our existing shareholders. In addition, the incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is highly uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, including Mr. Jianrong Xia. If we lose any of these key employees and are unable to find a qualified replacement in a timely manner, our business will be negatively impacted. In addition, if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete the institutional knowledge within our Company.

Our inability to protect our trademarks may prevent us from successfully marketing our products and competing effectively.

We have registered trademarks including “野果缘 YEGUOYUAN”, “吾亦红”, and “堂恩赐 CIENTENG” and plan to use these trademarks on our products. We regard our trademarks to be of considerable value and importance to our business and our success. We rely on a combination of trademark laws and contractual provisions to protect our intellectual property rights. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks rights. Failure to protect our intellectual property could harm our brands and our reputation, and adversely affect our ability to compete effectively. In addition, enforcing or defending our intellectual property rights could result in the expenditure of significant financial and managerial resources.

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Further, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly and we may lack the resources required to defend against such claims. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our products, and profitably exploit our products.

We do not carry any product liability insurance or general liability insurance that covers the risks in connection with business operations.

If any of our products are faulty, then we may become subject to product liability claims or we may have to engage in a product recall. We do not presently maintain product liability insurance or general business liability insurance against claims for product defects. As a result, we may not have the financial resources to pay for losses, damages and liabilities resulting from product defects. We may also be required to pay for financial and other losses, damages and liabilities, including those caused by natural disasters and other events beyond our control, out of our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Any ill effects, product liability claims, recalls, adverse publicity or negative public perception regarding particular foods we use as raw materials, our products or our industry in general could harm our sales and cause consumers to avoid our products.

The food and beverage industry is subject to risks posed by food spoilage and contamination, product tampering, product recall, and consumer product liability claims. Our operations could be impacted by both genuine and fictitious claims regarding our products and our competitors’ products. In the event of product contamination or tampering at our suppliers’ facilities, we could be compelled to recall some of our products. A widespread product recall could result in significant loss due to the cost of conducting a product recall including destruction of inventory and the loss of sales resulting from the unavailability of the product for a period of time.

In addition, any adverse publicity or negative public perception regarding particular fruits used as raw materials in our products, our products, our actions relating to our products, or our industry in general could result in a substantial drop in demand for our products. This negative public perception may include publicity regarding the safety or quality of particular fruits used as raw materials or products in general, of other companies or of our products specifically. Negative public perception may also arise from regulatory investigations or product liability claims, regardless of whether those investigations involve us or whether any product liability claim is successful against us. We could also suffer losses from a significant product liability judgment against us. Either a significant product recall or a product liability judgment, involving either our company or our competitors, could also result in a loss of consumer confidence in our products or the food or beverage category, and an actual or perceived loss of value of our brands, materially impacting consumer demand.

We do not have product liability insurance and have not made provisions for potential product liability claims. Therefore, we may not have adequate resources to satisfy a judgment if a successful claim is brought against us by consumers. Even if a product liability claim is not successfully pursued to judgment by a claimant and even if we can assert a claim against upstream manufacturers of the defective products, we may still incur substantial legal expenses defending against such a claim. Finally, serious product quality concerns could result in governmental action against us, which, among other things, could result in the suspension of production or distribution of our products, loss of certain licenses, or other governmental penalties.

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Risks Related to Our Corporate Structure

Our corporate structure and, in particular, our VIE Agreements are subject to significant risks, as set forth in the following risk factors.

We are a holding company that depends upon the VIE Arrangements in conducting our business in the PRC, which may not be as effective as direct ownership.

In April 2016, the Company, WFOE, Hangzhou Yezhiyuan and its shareholder entered into the VIE Agreements. Through these VIE Agreements, we are able to exert effective control over Hangzhou Yezhiyuan and to receive 100% of the net profits or net losses derived from the business operations of Hangzhou Yezhiyuan. Such mechanism may not be as effective in providing us with control over Hangzhou Yezhiyuan as direct ownership.  The VIE Agreements are governed by and would be interpreted in accordance with the laws of the PRC.  They also provide for the resolution of disputes through arbitration pursuant to PRC law. If Hangzhou Yezhiyuan fails to perform the obligations under the VIE Agreements, we may have to rely on legal remedies available to us under PRC law, including seeking specific performance or injunctive relief, and claiming damages. There is a risk that we may be unable to obtain any of these remedies.  The legal environment in China is not as developed as in other jurisdictions.  As a result, uncertainties in the PRC legal system could limit our ability to enforce the VIE Agreements.

We may not be able to consolidate the financial results of some of our affiliated entity or such consolidation could materially adversely affect our operating results and financial condition.

All of our business is conducted through Hangzhou Yezhiyuan, which currently is considered a VIE for accounting purposes, and we are considered the primary beneficiary, thus enabling us to consolidate our financial results in our consolidated financial statements. In the event that in the future a company we hold as a VIE no longer meets the definition of a VIE, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line that entity’s financial results in our consolidated financial statements for PRC purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity’s financial results in our consolidated financial statements for PRC purposes. If such entity’s financial results were negative, this could have a corresponding negative impact on our operating results for PRC purposes. However, any material variations in the accounting principles, practices and methods used in preparing financial statements for PRC purposes from the principles, practices and methods generally accepted in the United States and in accounting regulations of the SEC must be discussed, quantified and reconciled in financial statements for United States and SEC purposes.

Because we rely on the VIE Agreements with Hangzhou Yezhiyuan for our revenue, the termination of such agreements would severely and detrimentally affect our continuing business viability under our current corporate structure.

Since we conduct our business operations through the VIE Agreements, our revenues rely on dividend payments from our PRC subsidiary after it receives payments from Hangzhou Yezhiyuan pursuant to the VIE Agreements among our PRC subsidiary, Hangzhou Yezhiyuan and its shareholder. Hangzhou Yezhiyuan may terminate certain VIE Agreements without cause and we cannot assure you that such an event or reason will not occur in the future. In the event that such VIE Agreements are terminated, this may have a severe and detrimental effect on our continuing business viability under our current corporate structure, which, in turn, may affect the value of your investment.

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We conduct our business through Hangzhou Yezhiyuan by means of contractual arrangements. If the PRC courts or administrative authorities determine that these contractual arrangements do not comply with applicable regulations, we could be subject to severe penalties and our business could be adversely affected. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between our PRC subsidiary and Hangzhou Yezhiyuan.  If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable.

If any of our PRC entities or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or any of our PRC entities fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses;

●	discontinuing or restricting the operations;

●	imposing conditions or requirements with which the PRC entities may not be able to comply;

●	requiring us and our PRC entities to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from this offering to finance our business and operations in China; or

●	imposing fines.

The imposition of any of these penalties would severely disrupt our ability to conduct business and would have a material adverse effect on our financial condition, results of operations and prospects.

On or around September 2011, various media sources reported that the China Securities Regulatory Commission (the “CSRC”) had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures, such as ours, that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide. If our ownership structure, contractual arrangements or the businesses of Hangzhou Yezhiyuan are found to be in violation of any existing or future PRC laws or regulations, the relevant governmental authorities, including the CSRC, would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of Hangzhou Yezhiyuan, revoking the business licenses or operating licenses of Hangzhou Yezhiyuan, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring process, restricting or prohibiting our use of proceeds from any offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations.

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The draft Foreign Investment Law proposes sweeping changes to the PRC foreign investment legal regime and will likely have a significant impact on businesses in China that are controlled by foreign invested enterprises primarily through contractual arrangements, such as our business.

On January 19, 2015, Ministry of Commerce of the PRC (“MOFCOM”) published a draft of the PRC Law on Foreign Investment (Draft for Comment), or Foreign Investment Law, which was open for public comments until February 17, 2015. At the same time, MOFCOM published an accompanying explanatory note of the draft Foreign Investment Law, or Explanatory Note, which contains important information about the draft Foreign Investment Law, including its drafting philosophy and principles, main content, plans to transition to the new legal regime and treatment of business in China controlled by foreign invested enterprises, or FIEs, primarily through contractual arrangements. The draft Foreign Investment Law is intended to replace the current foreign investment legal regime consisting of three laws: the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Invested Enterprise Law, as well as detailed implementing rules. The draft Foreign Investment Law proposes significant changes to the PRC foreign investment legal regime and may have a material impact on Chinese companies listed or to be listed overseas. The proposed Foreign Investment Law is to regulate FIEs the same way as PRC domestic entities, except for those FIEs that operate in industries detailed in a “Negative List” that are deemed to be either “restricted” or “prohibited.” Because the Negative List has yet to be published, it is unclear whether it will differ from the current list of industries subject to restrictions or prohibitions on foreign investment (including our industry). The draft Foreign Investment Law also provides that only FIEs operating in industries on the Negative List will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIE’s operating in industries on the Negative List may not be able to continue to conduct their operations through contractual arrangements.

The specifics of the draft Foreign Investment Law’s application to variable entity structures have yet to be proposed, but it is anticipated that the draft Foreign Investment Law will regulate variable interest entities. MOFCOM suggests both registration and approval as potential options for the regulation of variable entity structures, depending on whether they are “Chinese” or “foreign-controlled.” One of the core concepts of the draft Foreign Investment Law is “de facto control,” which emphasizes substance over form in determining whether an entity is “Chinese” or “foreign-controlled.” This determination requires considering the nature of the investors that exercise control over the entity. “Chinese investors” are natural persons who are Chinese nationals, Chinese government agencies and any domestic enterprise controlled by Chinese nationals or government agencies. “Foreign investors” are foreign citizens, foreign governments, international organizations and entities controlled by foreign citizens and entities. We are majority controlled by Mr. Xia, who is a PRC national, therefore, it increases the likelihood that our company may be deemed “Chinese” controlled. In its current form, the draft Foreign Investment Law will make it difficult for foreign financial investors, including private equity and venture capital firms, to obtain a controlling interest of a Chinese enterprise in a foreign restricted industry. However, under the proposed new law, we may no longer need to hold interests in our operating affiliate through contractual arrangements and may be able to have control through direct equity ownership.

The draft Foreign Investment Law is presently under consideration and, while under consideration, there is substantial uncertainty regarding what the final content of the law will be as well as the adoption timeline or effective date of the final form of the law. While such uncertainty exists, we cannot determine whether the new foreign investment law, when it is adopted and becomes effective, will not have a material positive or negative impact on our corporate structure and business.

The contractual agreements that we have with our PRC operating affiliate may be determined to be a mechanism to circumvent the restriction of foreign ownership of a business in the PRC, and therefore could be determined to be unenforceable because they are against public policy.

We do not have a direct ownership interest in Hangzhou Yezhiyuan, our PRC operating affiliate. Instead, through the VIE Agreements, we are able to: (i) exert effective control over our PRC operating affiliate; (ii) receive substantially all of the economic benefits derived from the business operations of our PRC operating affiliate; and (iii) have an exclusive option to purchase all or part of the equity interests in our PRC operating affiliate. Notwithstanding the foregoing, there is a risk that these contractual agreements may be determined by a government agency in the PRC to be a mechanism to circumvent the restrictions on foreign ownership of a PRC business and therefore could be determined to be unenforceable because they are against public policy in the PRC. If the agreements were determined to be void as against public policy, we would have no right to the economic benefits from the operations of our PRC affiliate and we would have no other means of generating revenue.

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Contractual arrangements between our affiliated entities and us may be subject to scrutiny by the PRC tax authorities and a finding that we or our affiliated entities owe additional taxes could materially reduce our net income and the value of your investment.

Under PRC laws and regulations, transactions between related parties should be conducted on an arm’s-length basis and may be subject to audit or challenge by the PRC tax authorities. We could face material adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our subsidiary in the PRC, our affiliated entities are not conducted on an arm’s-length basis and adjust the income of our affiliated entities through the transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in, for PRC tax purposes, increased tax liabilities of our affiliated entities. In addition, the PRC tax authorities may require us to disgorge our prior tax benefits, and require us to pay additional taxes for prior tax years and impose late payment fees and other penalties on our affiliated entities for underpayment of prior taxes. To date, similar contractual arrangements have been used by many public companies, including companies listed in the United States, and, to our knowledge, the PRC tax authorities have not imposed any material penalties on those companies. However, we cannot assure you that such penalties will not be imposed on any other companies or us in the future. Our net income may be harmed if the tax liabilities of our affiliated entities materially increase or if they are found to be subject to additional tax obligations, late payment fees or other penalties.

If our affiliated entity becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through contractual arrangements with our affiliated entity. As part of these arrangements, substantially all of our assets that are important to the operation of our business are held by our affiliated entity. If our affiliate entity goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If our affiliate entity undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our Common Stock.

Risks Associated with Doing Business in China

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of our business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions within the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than three decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social environment.

A slowdown or other adverse developments in the PRC economy may harm our customers and the demand for our products.

All of our operations are conducted in the PRC. Although the PRC economy has grown significantly in the past two decades, there is no assurance that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products.

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If relations between the United States and China worsen, investors may be unwilling to hold or buy our stock and our stock price may decrease.

At various times during recent years, the U.S and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries that may affect the economic outlook both in the U.S and in China. Any political or trade controversies between the U.S and China, whether or not directly related to our business, could adversely affect the price of our Common Stock.

Future inflation in China may inhibit the profitability of our business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  Rapid economic growth can lead to growth in the money supply and rising inflation.  If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.  These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

The fluctuation of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by various factors, such as changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under such policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Later on, the People’s Bank of China decided to implement further reform of the RMB exchange regime to enhance the flexibility of RMB exchange rates. Such changes in policy have resulted in a significant appreciation of the Renminbi against the U.S. dollar since 2005. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the Renminbi against the U.S. dollar.

Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, shares of our Common Stock in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from any public offering of our Common Stock into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of shares of our Common Stock in U.S. dollars without giving effect to any underlying change in our business or results of operations.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our shareholders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by the PRC State Administration of Foreign Exchange (“SAFE”). For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. These limitations could affect our ability to obtain foreign exchange for capital expenditures.

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Our subsidiary and affiliated entity in China are subject to restrictions on making dividends and other payments to us.

We are a holding company and rely principally on dividends paid by our subsidiary in China for our cash needs, including paying dividends and other cash distributions to our shareholders to the extent we choose to do so, servicing any debt we may incur and paying our operating expenses. Our PRC subsidiary’s income in turn depends on the service fees paid by our affiliated PRC entity. Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under the applicable requirements of PRC law, our PRC subsidiary may only distribute dividends after it has made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends. In addition, if our PRC subsidiary or our affiliated entity in China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any such restrictions may materially affect such entities’ ability to make dividends or make payments, in service fees or otherwise, to us, which may materially and adversely affect our business, financial condition and results of operations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some of our competitors, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China.  If our competitors engage in these practices, they may receive preferential treatment from personnel of other companies or government agencies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.  Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as reference but have limited precedential value. Since 1979, newly introduced PRC laws and regulations have significantly enhanced the protections of interest relating to foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of such laws and regulations may not always be consistent, and enforcement of these laws and regulations involves significant uncertainties, any of which could limit the available legal protections.

In addition, the PRC administrative and judicial authorities have significant discretion in interpreting, implementing or enforcing statutory rules and contractual terms, and it may be more difficult to predict the outcome of administrative and judicial proceedings and the level of legal protection we may enjoy in the PRC than under some more developed legal systems. These uncertainties may affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our ability to enforce our contractual or tort rights. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us. Such uncertainties may therefore increase our operating expenses and costs, and materially and adversely affect our business and results of operations.

The PRC’s legal and judicial system may not adequately protect our business and operations and the rights of our investors.

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People’s Congress amended the Constitution of China to authorize foreign investment and guarantee the “lawful rights and interests” of foreign investors in the PRC. However, the PRC’s system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. As a result, it may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC’s legal system is based on the civil law regime, which means that it is based on written statutes. A decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

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The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic or social life, will not affect the PRC government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and affiliated entity, which could harm our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiary, we may (i) make loans to our PRC subsidiary and affiliated entity, (ii) make additional capital contributions to our PRC subsidiary, (iii) establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, and (iv) acquire offshore entities with business operations in China in an offshore transaction. However, most of these uses are subject to PRC regulations and approvals. For example:

●	loans by us to our wholly-owned subsidiary in China, which is a foreign-invested enterprise, cannot exceed statutory limits and must be registered with SAFE, or its local counterparts;

●	loans by us to our affiliated entity, which is a domestic PRC entity, over a certain threshold must be approved by the relevant government authorities and must also be registered with SAFE or its local counterparts; and

●	capital contributions to our wholly-owned subsidiary must be approved by MOFCOM or its local counterparts.

We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans or capital contributions by us to our entities in China. If we fail to receive such registrations or approvals, our ability to use capital raised and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

A failure by the beneficial owners of our Common Stock who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles, or SAFE Circular No. 37, effective on July 4, 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular No. 37 as a “special purpose vehicle.” SAFE Circular No. 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

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These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations, and since SAFE Circular No. 37 was issued a year ago, there remains uncertainty with respect to its implementation. We have requested PRC residents who we know currently hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under SAFE Circular No. 37 and other related rules. However, we cannot assure you that these individuals or any other direct or indirect shareholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If they fail to make or update the registration, our PRC subsidiary could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiary’s ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in China.

On August 8, 2006, six PRC regulatory authorities jointly issued the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules. The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the MOFCOM. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the MOFCOM. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected.

In addition, if MOFCOM determines that we should have obtained its approval for our entry into contractual arrangements with our affiliated entities, we may be required to file for remedial approvals. There is no assurance that we would be able to obtain such approval from MOFCOM. We may also be subject to administrative fines or penalties by MOFCOM that may require us to limit our business operations in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC or take other actions that could have material and adverse effect on our business, financial condition and results of operations.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The New Enterprise Income Tax (EIT) Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the New EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” It is still unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

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If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were to be considered a PRC “resident enterprise,” dividends we pay with respect to shares of our Common Stock and the gains realized from the transfer of shares of our Common Stock may be considered income derived from sources within the PRC and be subject to PRC withholding tax. This could have a material and adverse effect on the value of your investment in us and the price of shares of our Common Stock.

Labor contract laws in China may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated the Labor Contract Law of the PRC, or the Labor Contract Law, which became effective on January 1, 2008. The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. In addition, it requires certain terminations be based on the mandatory requirement age. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China.

From time to time, the Company may receive requests from certain U.S. agencies to investigate or inspect the Company’s operations, or to otherwise provide information. While the Company will be compliant with these requests from these regulators, there is no guarantee that such requests will be honored by those entities who provide services to us or with whom we associate, especially as those entities are located in China. Furthermore, an on-site inspection of our facilities by any of these regulators may be limited or entirely prohibited. Such inspections, though permitted by the Company and its affiliates, are subject to the capricious nature of Chinese enforcers, and may therefore be impossible to facilitate.

Risks Related to the Ownership of Our Common Stock

Our majority stockholder will control our company for the foreseeable future, including the outcome of matters requiring shareholder approval.

Mr. Jiang Hao currently owns approximately 99.9% of the issued and outstanding shares of Common Stock of our Company. As a result, he will have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our Company. Therefore, you should not invest in reliance on your ability to have any control over our Company.

No public market for our Common Stock currently exists, and an active trading market may not develop or be sustained following this offering.

As we are in our early stages, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is no public market for our Common Stock, and even if we become a publicly-listed company, of which no assurances can be given, we cannot predict whether an active market for our Common Stock will ever develop in the future.  In the absence of an active trading market:

●	Investors may have difficulty buying and selling or obtaining market quotations;

●	Market visibility for shares of our Common Stock may be limited; and

●	A lack of visibility for shares of our Common Stock may have a depressive effect on the market price for shares of our Common Stock.

Assuming we can find market makers to establish quotations for our Common Stock, we expect that our Common Stock will be quoted on the OTCQB Market.  These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE MKT (formerly known as the NYSE AMEX). No assurances can be given that our Common Stock, even if quoted on such markets, will ever trade on such markets, much less a senior market like NASDAQ or NYSE MKT. In this event, there would be a highly illiquid market for our Common Stock and you may be unable to dispose of your Common Stock at desirable prices or at all. Moreover, there is a risk that our Common Stock might not be eligible for being quoted on the OTCQB Market, in which case it might be quoted on the so called “Pink Sheets,” which is even more illiquid than the OTCQB Market.

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The lack of an active market impairs your ability to sell your shares of our Common Stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares of our Common Stock. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares of our Common Stock and may impair our ability to expand our operations through acquisitions by using our shares as consideration.

Even if our Common Stock becomes publicly-traded and an active trading market develops, the market price for our Common Stock may be volatile.

Even if our Common Stock becomes publicly-traded and even if an active market for our Common Stock develops, of which no assurance can be given, the market price for our Common Stock may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in Chinese and global agriculture product and food and beverage markets;

●	our capability to match and compete with innovations in the industry;

●	changes in the economic performance or market valuations of other companies in the same industry;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar; and

●	general economic or political conditions in or impacting China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our Common Stock may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Common Stock begins trading on the OTCQB Market (of which no assurances can be given), our Common Stock may be “thinly-traded,” meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our Common Stock may not develop or be sustained.

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Our Common Stock may be considered a “penny stock,” and thereby may be subject to additional sale and trading regulations that may make it more difficult to sell.

Our Common Stock, which we plan to have quoted for trading on the OTCQB Market, may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Our Common Stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.  The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our Common Stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FINRA sales practice requirements may also limit your ability to buy and sell shares of our Common Stock, which could depress the price of shares of our Common Stock.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell shares of our Common Stock, have an adverse effect on the market for shares of our Common Stock, and thereby depress price of our Common Stock.

You may face significant restrictions on the resale of your shares of our Common Stock due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

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Even if shares of our Common Stock become publicly traded, volatility in our Common Stock price may subject us to securities litigation.

Even if shares of our Common Stock become publicly traded, the market for our Common Stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our WFOE. Our WFOE may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

Future issuances of additional shares of our Common Stock will dilute stockholders.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for Common Stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes, including at a price (or exercise prices) below the price at which shares of our Common Stock are currently offered. The future issuance of any such additional shares of our Common Stock or other securities may create downward pressure on the trading price of our Common Stock.

We qualify as an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We qualify as an emerging growth company, as defined in the JOBS Act. For as long as we continue to be qualified as an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in registration statements, periodic reports and proxy statements. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile if such a market for our Common Stock exists.

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Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

If we are unable to favorably assess the effectiveness of our internal control over financial reporting, investors may lose confidence in our financial reporting and our stock price could be materially adversely affected if there exists a market for our Common Stock.

Once we become a public company, we are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and are required to document and test our internal control over financial reporting. If we fail to remediate any significant deficiencies or material weaknesses in internal controls that may be identified in the future, we may be unable to conclude that our internal control over financial reporting is effective. Under the JOBS Act, issuers that qualify as “emerging growth companies” will not be required to provide an auditor’s attestation report on internal controls for so long as the issuer qualifies as an emerging growth company. We currently qualify as an emerging growth company under the JOBS Act and we may choose not to provide an auditor’s attestation report on internal controls. However, if we cannot favorably assess the effectiveness of our internal control over financial reporting, or if we require an attestation report from our independent registered public accounting firm in the future and that firm is unable to provide an unqualified attestation report on the effectiveness of our internal controls over financial reporting, investor confidence and, in turn, our stock price could be materially adversely affected if there exists such a market for our Common Stock.

Upon dissolution of our Company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our Company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the shareholders of our Common Stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of our Common Stock, or any amounts, upon such a liquidation, dissolution or winding-up of our Company. In this event, you could lose some or all of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section and in the Management’s Discussion of Financial Condition and Results of Operations section and those discussed elsewhere in this prospectus. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include, without limitation:

●	our ability to establish our business model and generate revenue and profit;

●	our ability to expand our business model beyond engaging in activities on behalf of related parties;

●	our ability to manage or expand operations and to fill customers’ orders on time;

●	our ability to maintain adequate control of our expenses as we seek to grow;

●	our ability to establish or protect our intellectual property;

●	the impact of significant government regulation in China;

●	our ability to implement marketing and sales strategies and adapt and modify them as needed; and

●	our implementation of required financial, accounting and disclosure controls and procedures and related corporate governance policies.

Although the forward-looking statements included herein, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including by the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the selling stockholders named herein.  There will be no proceeds to us from the sale of shares of Common Stock in this offering.

DETERMINATION OF OFFERING PRICE

The offering price of shares of Common Stock is a fixed price of $0.10 until our Common Stock is quoted on the OTCQB Market at which time the Common Stock may be sold at prevailing market prices or at privately negotiated prices.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read together with our consolidated financial statements and the notes thereto and other financial information, which are included elsewhere in this registration statement. Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In addition, our financial statements and the financial information included in this registration statement reflect our organizational transactions and have been prepared as if our current corporate structure had been in place throughout the relevant periods.

This section contains forward-looking statements. These forward-looking statements are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Further, as a result of these factors, risks and uncertainties, the forward-looking events may not occur. Relevant factors, risks and uncertainties include, but are not limited to, those discussed in “Business,” “Risk Factors” and elsewhere in this registration statement. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s beliefs and opinions as of the date of this registration statement. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are engaged in the business of distributing foods and beverages in the People’s Republic of China (the “PRC” or “China”) through our subsidiaries and affiliated entity. We do not grow, produce or manufacture any products. Instead, we act as a distributor for the products primarily based on client or market demands. Our principal products include fruits, juices wine and nutritional supplement products made out of traditional Chinese herbs such as ginseng and edible bird’s nest. Our executive offices are located in Jiande City, Zhejiang Province, China.

For the years ended September 30, 2015 and 2014, all of our revenues were derived from sales of fruits, juices, and nutritional supplement products to one related party, Hangzhou Dechuan Bio-Technology Co., Ltd. (“Hangzhou Dechuan”), a company controlled by Mr. Jianrong Xia, our sole office and director.

For the nine months ended June 30, 2016 and 2015, all of our revenues were derived from sales of nutritional supplement products to Hangzhou Dechuan. We expect to start selling the cherry plum drinks and cherry plum wine in October 2016. In addition, we plan to devote ourselves to the marketing and sales of cherry plum based products during the same period and hire additional sales personnel to expand our sales network. We estimate we will need approximately $300,000 to implement our plan and we believe the repayment by Mr. Xia of the loans he took from the Company will be sufficient to cover our operating expenses for the next twelve months.

Key Factors Affecting Our Results of Operation

Our operating entity Hangzhou Yezhiyuan was formed in November 2012 and has not generated material revenue or any profit as of the date of this prospectus. We have limited experience and operating history in marketing and selling food and drink products. Our limited history may not provide a meaningful basis for investors to evaluate our business, financial performance and prospects.

We expect that sales of food and drink products will be our core business and main revenue producing sectors in the future. Our main focus will be the marketing and sales of cherry plum drink and cherry plum wine. We will heavily rely on a limited number of suppliers for these products. For example, we rely on one supplier, Weifang Shoushu for the supply of cherry plum drink. We have entered into the Distribution Agreement with Weifang Shoushu for a term that ends on August 31, 2021. Even though we have the right of first refusal to renew the Distribution Agreement for another five-year term, there is no guarantee that we can maintain such exclusive contractual relationship with Weifang Shoushu after the end of the extended term.

The food and beverage business environment is rapidly evolving as a result of, among other things: changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the food and beverage retail landscape is very dynamic and constantly evolving, not only in emerging and developing markets, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed markets, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace.

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The food and beverage industry is subject to risks posed by food spoilage and contamination, product tampering, product recall, and consumer product liability claims. Our operations could be impacted by both genuine and fictitious claims regarding our products and our competitors’ products.

Results of Operations for the Nine Months Ended June 30, 2016 Compared to the Nine Months Ended June 30, 2015

	For the Nine Months Ended June 30,
	2016	2015	Change

Revenues - related party	$26,514	$278,146	$(251,632)
Cost of revenues	(26,822)	(250,331)	223,509
Gross profit (loss)	(308)	27,815	(28,123)

Operating expenses
General and administrative expenses	(138,028)	(64,512)	(73,516)
Bad debt expense	-	(40,679)	40,679
Total operating expenses	(138,028)	(105,191)	(32,837)

Interest income	-	81	(81)
Other income (expenses), net	(4)	171	(175)
Net loss	$(138,340)	$(77,124)	$(61,216)

Revenues and cost of revenues

For the nine months ended June 30, 2016 and 2015, the Company generated revenue of $26,514 and $278,146, respectively, from sales of nutritional supplement products to Hangzhou Dechuan.

As a trading company, the Company’s cost of revenue comprises purchase cost of inventories, business tax and surcharges. During the nine months ended June 30, 2016 and 2015, cost of revenues was $26,822 and $250,331, respectively.

General and administrative expenses

General and administrative expenses primarily consisted of salary and employee surcharge, office and warehouse rental expense, travel expenses, office supplies, and entertainment expenses. General and administrative expenses increased from $64,512 for the nine months ended June 30, 2015 to $138,028 for the nine months ended June 30, 2016, representing an increase of $73,516. During the nine months ended June 30, 2016, we incurred the fees in the amount of $18,771 related to the Company’s plan to become a publicly traded company in the United States and rental expense of $66,352 while during the nine months ended June 30, 2015 we incurred rental expenses of $3,393 and fees of $25,058 related to the qualification of Hangzhou Yezhiyuan on Shanghai Equity Exchange market (quotation platform for non-public companies in China). Our rental expenses increased $62,959 in the nine months ended June 30, 2016 as compared to the same period last year as a result of entry into a new office lease in August 2015.

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Bad debt expense

For the nine months ended June 30, 2016 and 2015, a provision of $nil and $40,679 were charged on the prepayment to an equipment vendor, respectively. The Company canceled the equipment order due to quality issue. The management believed that the prepayment would probably not be refunded by the vendor and recorded a bad debt expense during the nine months ended June 30, 2015.

Net loss

Net loss for the nine months ended June 30, 2016 was $138,340 representing an increase of $61,216 from net loss of $77,124 for the nine months ended June 30, 2015. The increase in net loss for the nine months ended June 30, 2016 was primarily the net effect of the changes in the following components:

●	a decrease in gross profit of $28,123;

●	an increase in the general and administrative expenses of $73,516; and

●	a decrease in bad debt expense of $40,679.

Results of Operations for the Year Ended September 30, 2015 Compared to the Year Ended September 30, 2014

	For the Year Ended September 30,
	2015	2014	Change

Revenues – related party	$452,841	$-	$452,841
Cost of revenues	(413,591)	-	(413,591)
Gross profit	39,250	-	39,250

Operating expenses
Selling, general and administrative expenses	(135,940)	(3,796)	(132,144)
Bad debt expense	(40,553)	-	(40,553)
Total operating expenses	(176,493)	(3,796)	(172,697)

Other expenses	27	-	27

Net loss	$(137,270)	$(3,796)	$(133,474)

The Company commenced its operation in November 2014. For the year ended September 30, 2014, the Company incurred start-up costs of $3,796, consisting of rent expense of $2,198 and office expense of $1,598.

Revenues and cost of revenues

During the year ended September 30, 2015, the Company generated revenue of $452,841 from sales of fruits, juices and nutritional supplement products to Hangzhou Dechuan, a related party.

As a trading company, the Company’s cost of revenue comprises purchase cost of inventories, business tax and surcharges. During the year ended September 30, 2015, the Company purchased from Hangzhou Xinlin Fruit Co., Ltd., a related party controlled by Mr. Xia, and a third party vendor, in the amount of $191,079 and $249,556, respectively.

Selling, general and administrative expenses

General and administrative expenses primarily consisted of salary and employee surcharge, office and warehouse rental expense, travel expenses, office supplies, and entertainment expenses. Selling, general and administrative expenses increased from $3,796 for the year ended September 30, 2014 to $135,940 for the year ended September 30, 2015, representing an increase of $132,144. The increase was mainly attributable to the commencement of operation from November 2015, leading to an increase in salary and employee surcharge of $20,457, an increase in Shanghai Equity Exchange market listing fees of $24,981 and office expenses of $41,832, and an increase in travel expenses of $8,598.

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Bad debt expense

For the years September 30, 2015 and 2014, a provision of $40,553 and nil were charged on the prepayment to an equipment vendor. As the Company canceled the equipment order due to quality issue, the management believed that the prepayment would probably not be refunded by the vendor and recorded a bad debt expense of $40,553 accordingly.

Net loss

Net loss for the year ended September 30, 2015 was $137,270, representing an increase of $133,747 from net loss of $3,796 for the year ended September 30, 2014. The increase in net loss for the year ended December 31, 2015 was primarily the net effect of the changes in the following components:

●	an increase in gross profit of $39,250;

●	an increase in the selling, general and administrative expenses of $132,144; and

●	an increase in bad debt expense of $40,553.

Liquidity and Capital Resources

As of June 30, 2016, we had cash and cash equivalents of $123 as compared to nil as of September 30, 2015. We had a working capital deficit of $186,696 as of June 30, 2016 as compared to a working capital of $63,510 as of September 30, 2015. The change was a result of increase of net advance from customers and short-term borrowings by $193,137. The advance was received from third parties for the sale of red wine. The order was cancelled due to supply issues and the advance has been refunded to the customers.

As of June 30, 2016, the Company has incurred accumulated losses totaling $279,406 since inception and has not yet generated steady revenues from its operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Management believes that it has developed a liquidity plan, as summarized below, that, if executed successfully, will provide sufficient liquidity to meet the Company obligations for a reasonable period of time.

As of June 30, 2016, the frozen bank account of Hangzhou Yezhiyuan has a small balance of $4,184, which does not affect the Company’s ability to manage cash flow as the Company also maintains other bank accounts for its business operations.

●	Bank Financing and Other Financial Support

The Company currently mainly relies on shareholders for capital to fund its operation. However, it also plans to negotiate with several banks for bank facilities so as to meet increasing business expenditures.

In addition, in July and August 2016, the Company received a repayment of loans of RMB 8,397,183.24 (approximately $1.27 million) Zhangzhou Yezhiyuan made to Mr. Xia, which will be used for the Company’s operations.

Meanwhile, the Company is also seeking other strategic investors with experience in the distribution of foods and beverages.

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●	Improvement in Working Capital Management

To actively manage the Company’s cash flow and working capital requirements, management has implemented measures to closely monitor the Company’s inventory levels and manage the collection of the Company’s receivable balances. In addition, the Company has been negotiating with a number of potential vendors, to obtain preferential pricing terms and more favorable payment terms.

The following table sets forth the summary of our cash flows for the nine months ended June 30, 2016 and 2015.

	For the Nine Months Ended June 30,
	2016	2015
Net cash used in operating activities	$(30,322)	$(77,936)
Net cash used in investing activities	(3,707)	(304,420)
Net cash provided by financing activities	38,162	383,639
Effect of foreign exchange rate on cash	(4,010)	(1,249)
Cash and cash equivalents at beginning of period	-	19
Cash and cash equivalents at end of period	$123	$53

Cash flow from Operating Activities

For the nine months ended June 30, 2016, the net cash used in operating activities was $30,322, as compared to net cash used in operating activities of $77,936 for the nine months ended June 30, 2015, representing a decrease of cash outflow of $47,614. The change in net cash used in operating activities mainly resulted from advances from customers of $79,466 during the nine months ended June 30, 2016 which was partially offset by the payments made to various vendors and service providers.

Cash flow from Investing Activities

The Company purchased some office equipment and computer software during the nine months ended June 30, 2016 at the cost of $3,697. During the nine months ended June 30, 2015, the Company made advance of $180,755 for vehicle purchase. The purchase was later cancelled and the fund was returned. During the nine months ended June 30, 2015, the Company lent $123,665 to third parties.

Cash flow from Financing Activities

For the nine months ended June 30, 2016, the net cash provided by financing activities was $38,162, as compared to net cash provided by financing activities of $383,639 for the nine months ended June 30, 2015, representing a decrease of cash inflow of $345,477. The change in net cash flow from financing activities was primarily attributable to increase in net impact of advances to and from the Company’s sole officer and director of $512,297, increase in proceeds from short-term debt of $119,251 and proceeds from private placement of $22,977.

The following table sets forth the summary of our cash flows for the years ended September 30, 2015 and 2014.

	For the Year Ended September 30,
	2015	2014

Net cash used in operating activities	$(202,112)	$-
Net cash used in investing activities	(4,499)	-
Net cash provided by (used in) financing activities	201,105	(1,606)
Effect of foreign exchange rate on cash	5,487	(3)
Cash and cash equivalents at beginning of year	19	1,628
Cash and cash equivalents at end of year	$-	$19

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Cash Flow from Operating Activities

The Company commenced operation from the year ended September 30, 2015. As a result, the Company did not generate cash flows from operating activities for the year ended September 30, 2014.

The cash flow used in operating activities for the year ended September 30, 2015 was mainly attributable to net loss of $137,270, increases in inventories and other current assets.

Cash Flow from Investing Activities

For the year ended September 30, 2015, the net cash used in investing activities was $4,499, which was caused by increase of restricted cash as of September 30, 2015, as compared with the balance as of September 30, 2014. The restricted cash was deposited in a bank account that was frozen pursuant to a court order.

Cash Flow from Financing Activities

Net cash provided by financing activities was $201,105 for the year ended September 30, 2015, as compared to net cash used in financing activities of $1,606 for the year ended September 30, 2014, representing a change of $202,711 from a cash outflow to a cash inflow. The change in net cash flow from financing activities was attributable to the capital contribution from the Company’s sole officer and director during the year ended September 30, 2015.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect our reported amount of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and reported amounts of revenue and expenses during the reporting periods. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur, could materially impact the condensed financial statements. We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our condensed financial statements and other disclosures included in this report.

(a)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S.GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates.

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(b)	Fair values of financial instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

(c)	Inventories and cost of revenues

Inventories are merchant products for trading business. Inventories are stated at the lower of cost or market value. Cost is determined using first in first out method.

Cost of revenues includes all expenditures incurred in bringing the goods to the point of sale. Costs of revenues include direct costs of the merchant products and business taxes.

(d)	Revenue recognition

Revenue from the sale of products is generally recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. In most cases, these conditions are met when the product is delivered to the customer.

Recently issued accounting standards

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the les’ee's right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

In August 2015, the FASB issued an accounting standards update for a one-year deferral of the revenue recognition standard's effective date for all entities, which changed the effectiveness to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The Company is currently evaluating this standard and its existing revenue recognition policies to determine which contracts in the scope of the guidance will be affected by the new requirements and what impact they would have on the Company’s consolidated financial statements upon adoption. The Company has not yet determined which transition method it will utilize upon adoption on the effective date.

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BUSINESS

Overview

We were incorporated in the State of Nevada on October 21, 2015 as a holding company. Through our subsidiaries in China, we are engaged in the business of distributing foods and beverages in China. Our executive offices are located in Jiande City, Zhejiang Province, China.

We do not grow, produce or manufacture any products. Instead, we act as a distributor for our products primarily based on client or market demands. Our principal distributed products include fruits, juices, wine and nutritional supplement products such as tablets and condensed drinks made out of traditional Chinese herbs such as ginseng and edible bird’s nest. At the present time, our principal supplier and principal customer are controlled by a related party, Mr. Jianrong Xia, our sole officer and director. Over time, we hope to expand to work with other suppliers and service other customers.

History

We were incorporated in the State of Nevada on October 21, 2015.

On April 13, 2016, the Company executed a share exchange agreement to acquire all of the issued and outstanding ordinary shares of Natural Destiny (BVI) Company Limited, a corporation incorporated under the laws of the British Virgin Islands (“ND BVI”), from the shareholder of ND BVI (the “ND BVI Shareholder”) in exchange for the issuance to the ND BVI Shareholder of 250,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), representing 100% of its then issued and outstanding shares of Common Stock (the transaction, hereinafter referred to as the “Share Exchange”). Upon completion of the Share Exchange, ND BVI became the Company’s wholly owned subsidiary.

ND BVI is a holding company, which in turn, holds 100% of the capital stock of Natural Destiny (HK) Co., Limited (“ND HK”), a Hong Kong corporation which was incorporated on November 16, 2015. ND HK is the parent company of Shanghai You Yue Trading Co., Ltd. (the “WFOE”), a wholly foreign owned entity established under the laws of the People’s Republic of China (the “PRC”), which is engaged in the sale and distribution of nonalcoholic beverage in the PRC through a series of contractual arrangements (the “VIE Agreements”) with Hangzhou Yezhiyuan Agriculture Development Co., Ltd. (“Hangzhou Yezhiyuan”), a PRC limited liability company which was established on November 19, 2014 with a registered capital of RMB 10,000,000.

VIE Agreements

There are no PRC state, provincial or local laws, rules and regulations prohibiting or restricting direct foreign equity ownership in companies engaged in the food and beverage distribution and sale business. However, due to financial constraints at this stage, we are not in a position to acquire Hangzhou Yezhiyuan as a wholly owned subsidiary. We believe it is in the best interest of the Company and our stockholders to enter into a series contractual agreements with Zhangzhou Yezhiyuan, or the VIE Agreements, to retain effective control and receive the economic benefits of Hangzhou Yezhiyuan’s business operation. As such, WFOE, Hangzhou Yezhiyuan and its shareholder entered into the VIE Agreements on April 13, 2016. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Hangzhou Yezhiyuan, currently Mr. Jianrong Xia (“Mr. Xia”), including absolute control rights and the rights to the assets, property and revenue of Hangzhou Yezhiyuan. Based on a legal opinion issued by Yuan Tai Law Offices to WFOE, the VIE Agreements constitute valid and binding obligations of the parties to such agreements, and are enforceable and valid in accordance with the laws of the PRC.

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We may, however, consider terminating the VIE Agreements and acquiring Hangzhou Yezhiyuan as a wholly owned subsidiary when we have sufficient funds to complete the acquisition of Hangzhou Yezhiyuan.

According to the Exclusive Business Cooperation Agreement, Hangzhou Yezhiyuan is obligated to pay service fees to WFOE approximately equal to the net income of Hangzhou Yezhiyuan.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Hangzhou Yezhiyuan and WFOE, WFOE provides Hangzhou Yezhiyuan with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Hangzhou Yezhiyuan granted an irrevocable and exclusive option to WFOE to purchase from Hangzhou Yezhiyuan, any or all of its assets, to the extent permitted under the PRC laws. WFOE may exercise, at its sole discretion, the option to purchase from Hangzhou Yezhiyuan any or all of Hangzhou Yezhiyuan’s assets at the lowest purchase price permitted by PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. WFOE shall own all intellectual property rights that are developed during the course of the Exclusive Business Cooperation Agreement. For services rendered to Hangzhou Yezhiyuan by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, which is approximately equal to the net income of Hangzhou Yezhiyuan.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years until it is terminated by WFOE with 30-day prior notice. Hangzhou Yezhiyuan does not have the right to terminate the agreement unilaterally. WFOE may unilaterally extend the term of this agreement with prior written notice.

The legal representative of WFOE, Mr. Xia, is currently managing Hangzhou Yezhiyuan pursuant to the terms of the Exclusive Business Cooperation Agreement. WFOE has absolute authority relating to the management of Hangzhou Yezhiyuan, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions.

Share Pledge Agreement

Under the Share Pledge Agreement between Mr. Xia and WFOE, Mr. Xia pledged all of his equity interests in Hangzhou Yezhiyuan to WFOE to guarantee the performance of Hangzhou Yezhiyuan’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that Hangzhou Yezhiyuan or its shareholder breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. Mr. Xia also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, WFOE is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. Mr. Xia further agrees not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Share Pledge Agreement shall be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Hangzhou Yezhiyuan. WFOE shall cancel or terminate the Share Pledge Agreement upon Hangzhou Yezhiyuan’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

Exclusive Option Agreement

Under the Exclusive Option Agreement, Mr. Xia irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of his equity interests in Hangzhou Yezhiyuan. The option price is equal to the capital paid in by Mr. Xia subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to Mr. Xia would be approximately RMB 9,000,000 (approximately $1.35 million), which is the aggregate paid in capital of Hangzhou Yezhiyuan.

The agreement remains effective for a term of ten years and may be renewed at WFOE’s election.

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Power of Attorney

Under the Power of Attorney, Mr. Xia authorizes WFOE to act on his behalf as their exclusive agent and attorney with respect to all rights as a shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Hangzhou Yezhiyuan.

Although it is not explicitly stipulated in the Power of Attorney, the term of the Power of Attorney shall be the same as the term of that of the Exclusive Option Agreement.

Timely Reporting Agreement

To ensure Hangzhou Yezhiyuan promptly provides all of the information that WFOE and the Company need to file various reports with the SEC, a Timely Reporting Agreement was entered between Hangzhou Yezhiyuan and the Company.

Under the Timely Reporting Agreement, Hangzhou Yezhiyuan agrees that it is obligated to make its officers and directors available to the Company and promptly provide all information required by the Company so that the Company can file all necessary SEC and other regulatory reports as required.

Although it is not explicitly stipulated in the Timely Reporting Agreement, the parties agreed its term shall be the same as that of the Exclusive Business Cooperation Agreement.

Private Placements

On May 1, 2016, we closed a private placement transaction under which we sold an aggregate of 229,775 shares of our Common Stock to certain non-U.S. investors at $0.10 per share, for total gross proceeds of $22,978. We claim an exemption from the registration requirements of the Securities Act for the issuance of the shares of our common stock to the investors pursuant to Regulation S promulgated thereunder since, among other things, the offer of the shares were made in an offshore transaction and no directed selling efforts were made in the U.S. by the Company, a distributor, or any of their respective affiliates, or any person on behalf of the foregoing. In addition, each recipient of the shares certified that he or she is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only, in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

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Corporate Structure

The following diagram illustrates our current corporate structure:

(1) Via VIE Agreements

Market Opportunity

According to the report the Food & Beverage Market in China published by EUSME Center and China-Britain Business Council in 2015 (the “Report”), China is the second-fastest growing food and beverage market in Asia, with an average annual growth rate of 30% between 2009 and 2014. The Chinese food service sector is the largest worldwide with approximately $500 billion turnover in 2014 and 7.3 million outlets. Over the past ten years, China has experienced an average GDP growth of approximately 10%, which has created a new middle-income group with much higher disposable incomes. Data released by the Chinese National Bureau of Statistics show that the average annual income per capita in China’s urban households rose from approximately $351 in 1990 to approximately $4,319 in 2012, allowing Chinese consumers to spend more on food. In addition, Chinese urban populations have increased by an estimated 153 million over the past ten years (2005- 2015) and is expected to reach one billion by 2030. In addition, China’s infrastructure improvement and rapid development in transportation have greatly facilitate the development of food and beverage industry. In light of the above growth drivers, it is believed that China will continue to be the world’s largest consumer market for food and beverage products, which provides huge growth opportunities for companies in the food and beverage industry.

Principal Products

The Company does not grow, produce or manufacture any products. Instead, it sourced the products for sales primarily based on client or market demands. For the fiscal years ended September 30, 2015 and 2014, the products the Company sold included fruits, juices and nutritional supplement products such as tablets and condensed drinks made out of traditional Chinese herb such as Ginseng and edible bird’s nest.

We are currently focusing our resources on the marketing and sale of cherry plum based products –such as XinshuiTM cherry plum drink and cherry plum wine. The XinshuiTM cherry plum drink is a concentrated drink that contains mainly cherry plum extract, supplemented by a variety of natural foods and herbs and is a natural anti-aging drink. The cherry plum wine is a specialty wine that is made from cherry plum and retains the health benefits of cherry plum as well as the good taste of wine.

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Due to the health benefits of cherry plum, our current consumers for the cherry plum based products will be primarily mid-aged and elderly people. We plan to market and sell the cherry plum based products initially through our distribution channels and network in Zhejiang and Jiangsu provinces, China.

Suppliers

For the year ended September 30, 2015, we purchased from two suppliers: Xinjiang Xiyu Jinzhu Biological Engineering Co., Ltd. (“Xinjiang Xiyu Jinchu”) and Hangzhou Xinlin Fruits Co., Ltd (“Xinlin”). Our purchase from Xinjiang Xiyu Jinchu and Xinlin accounted for approximately 57% and 43% of our total purchase for 2015, respectively. Xinlin is a related company controlled by Mr. Xia, our sole officer and director.

We have entered into the Distribution Agreement with Weifang Shoushu Bio-Technology Co., Ltd. (“Weifang Shoushu”) for the supply of cherry plum drink for a period of seven years. Under the agreement, we are granted an exclusive right to distribute Weifang Shoushu’s branded cherry plum drink in China. For the fiscal year 2016, we will be focusing on the marketing and sales of cherry plum drinks in Jiangsu and Zhejiang provinces.

On July 25, 2016, we entered into a sales agreement with Shandong Yezhiyuan Bio-Technology Co., Ltd. (“Shandong Yezhiyuan”), a third party, for the supply of 100 tons of cherry plum wine. Pursuant to the sales agreement, Shandong Yezhiyuan will be responsible for the supply of the cherry plum wine, including the selection of wine manufacturers and processing technologies, the harvesting and supply of cherry plum. We will be responsible for the sales of cherry plum wine as well as the packaging design of the wine. We will enter into purchase orders with Shandong Yezhiyuan one month prior to the harvest season of cherry plum. We paid Shandong Yezhiyuan RMB 100,000 (approximately $14,996) in August 2016. We have not placed any purchase order as of the date of this prospectus since the seller has not provided a definitive time when the products can be delivered. We expect to place the first order at the end of October 2016.

Quality Control

We are committed to providing our customers with quality and reliable products. Through our quality management system, we are committed to ensuring that the products we sell are of high quality and are able to meet the expectations of our customers. We will examine the approval number for the products and conduct sampling inspection. We conduct overall inspections and have implemented a strict sample-based testing system, which is carried out every batch of products before they are accepted from the supplier and dispatched to our customers.

Warehouse and Logistics

We rented warehouses of approximately 2,411 square feet in Changzhou city. However, as there has been limited sales value since the beginning of 2016, we did not renew the lease for the warehouse when it expired in March 2016. We plan to rent warehouse facilities when our sales pick up.

We deliver our products sold to the customer sites. We usually use one transportation company to truck the products to our customer sites. Delivery typically takes one to two days, although actual time will vary depending on the weather and traffic conditions.

Sales and Distribution

Our sales and marketing efforts are conducted through a variety of channels, including but not limited to websites and brochures. We also advise our products on newspapers to create and enhance market awareness of our products. We have periodically, since our establishment, give promotional deals such as buy one get one free program to increase the sale of our products.

We currently have two sales offices and sell our products in China through our own sale force. Our sales network currently primarily covers Jiangsu and Zhejiang provinces but we will continuously expand our sales and customer base into other regions of the PRC.

Our sales teams are responsible for pursuing direct sales to customers including new businesses in the Eastern China market such as Jiangsu and Zhejiang provinces. In the future, we plan to expand our sales channels through the following core initiatives:

●	Increase the amount of direct sales to existing customer;

●	Expand our customer base to include convenience stores, natural food products stores, large ethnic markets and national retailers in the Eastern China region and other geographic areas in China; and

●	Launch online sales platform to sell the products over the internet.

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Customer Service

We intend to provide customer service via email and telephone by which consumers can resolve order and product questions. We generally allow our customer to exchange or return products within seven days of receipt of the products provided the products are in their original package or they are defective.

Customers

In the years ended September 30, 2015 and 2014, all of our sales revenues were derived from sales to one related party, Hangzhou Dechuan, a company is controlled by Mr. Jianrong Xia, our sole officer and director.

There can be no assurance that Hangzhou Dechuan will continue to order our products in the same level or at all. A reduction or delay in orders from such customer, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

On July 18, 2016, we executed a sales agreement with Jiangyin Shixiu E-Commerce Co., Ltd. (“Jiangyin Shixiu”), an online sales platform, to sell 20,000 barrels and 22,000 boxes of cherry plum wine to Jiangyin Shixiu for a total purchase price of RMB 66,320,000 (approximately $9.9 million). We will start shipping the wine after receiving a deposit of RMB1,000,000 (approximately $0.15 million), which has not been received as of the date of this prospectus. The wine will be shipped to Jjiangyin Shixiu in five installments on the dates specified by the parties.

Competition

The food and beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. The products we sell will be competing directly with a wide range of food and drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we have.

Important factors that will affect our ability to compete successfully include the continued public perception of the benefits of the products, taste and flavor of our products, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will be competing to secure retail outlets who will agree to sell our products over those of our competitors. The extremely competitive pressures could result in our products never even being introduced beyond what they can market locally themselves.

The product we will be focusing on promoting is cherry plum drink which will compete generally with all liquid refreshments, including similar cherry plum based beverages. We will compete directly with Shandong Qianbo Biological Technology Co., Ltd., a company engaged in the production and sale of cherry plum based products, including juice blend, enzyme, wine and health supplements.

Competitive Strengths

We believe that the following competitive strengths will allow us to continue to grow:

●	We have purchased high quality products from reliable and stable sources. We place significant emphasis on product quality safety and have established relationship with reliable suppliers.

●	We have established sales channels in Zhejiang and Jiangsu provinces and will expand our sales network in other geographic areas of China. We sell our products in Jiangsu and Zhejiang provinces through our own sales and distribution network. As our business continues to grow, we plan to expand our sales network into other regions of the PRC.

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Growth Strategy

We are focused on leveraging industry opportunities and our competitive strengths to become China’s leading brand for foods and beverages through the following initiatives:

●	Expand our domestic sales and distribution network and enter new markets. We are focused on expanding our sales and distribution channels in the domestic China market, and maintaining existing customers. To support our future growth, we intend to further expand our domestic sales and distribution channels to farmers’ markets, supermarkets, restaurants and retailers.

●	Launch our online retail platform. In order to capitalize the E-commerce opportunity in China and increase our presence to a larger geographic area, we plan to launch our own online retail platform to sell the products over the internet.

●	Improve our profitability by continuously introducing new high value added products. We constantly evaluate our products and adapt to changes in market conditions by updating our products to reflect new trends in consumer preferences.

●	Further enhance our brand recognition. We have been gaining brand recognition in China, especially in Zhejiang and Jiangsu provinces. We seek to expand our customer base and enhance brand recognition by: seeking to penetrate a variety of sales channels such as well-known supermarkets to promote our products and attending various food exhibitions and organizing nutrition training sessions for distributors to promote our products.

Regulation

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the Ministry of Agriculture, SAIC, China Food and Drug Administration and their respective local offices. This section summarizes the principal PRC regulations related to our business.

The applicable PRC laws, rules and regulations governing value-added telecommunication services may change in the future. We may be required to obtain additional approvals, licenses and permits and to comply with any new regulatory requirements adopted from time to time. Moreover, substantial uncertainties exist with respect to the interpretation and implementation of these PRC laws, rules and regulations. See “Risk Factors — Risks Associated With Doing Business in China — Uncertainties with respect to the PRC legal system could have a material adverse effect on us.”

We operate in an increasingly complex legal and regulatory environment.

Food Hygiene and Safety Laws and Regulations

We are subject to a number of PRC laws and regulations governing food safety and hygiene, including:

●	The PRC Product Quality Law

●	The PRC Food Safety Law

●	The Implementation Rules on the Administration and Supervision of Quality and Safety in Food Producing and Processing Enterprises

●	The Regulation on the Administration of Production Licenses for Industrial Products

●	The Provisional Rules on the Release of Food Advertisement

●	The General Standards for the Labeling of Prepackaged Foods

●	The Standardization Law

●	The Special Rules on Strengthening Safety and Supervision of Food and other Products

●	The Regulation on Administration of New Varieties of Food Additive

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These laws and regulations set out safety and hygiene standards and requirements for various aspects of food production, such as the sale, production, packaging, handling, labeling and storage of food for the use of facilities and equipment that make food, as well as for the use of additive in food. Failure to comply with these laws and regulations may result in confiscation and destruction of our products and inventory, confiscation of proceeds from the sale of non-compliant products, fines, suspension of production and operations, product recalls, revocation of licenses, and, in extreme cases, criminal liability.

We believe that we are all material respects in compliance with the PRC Food Hygiene and Safety laws and regulations applicable to us or our business.

Regulation of Foreign Investment

The Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, the latest version of which came into effect on April 10, 2015, was promulgated and newly amended by the MOFCOM and the National Development and Reform Commission and governs investment activities in the PRC by foreign investors. The Catalogue divides industries into three categories — “encouraged,” “restricted,” and “prohibited” for foreign investment. Industries not listed in the Catalogue are generally deemed as falling into a fourth category, “permitted.” The businesses of Hangzhou Yezhiyuan are mainly wholesale and retail of food and beverage, which falls into permitted category. Hangzhou Yezhiyuan has obtained all material approvals required for its business operations. The Catalogue does not apply to our significant subsidiaries that are registered and domiciled in Hong Kong, or the British Virgin Islands, and operate outside China.

In January 2015, MOFCOM published a discussion draft of the proposed Foreign Investment Law, which embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. The MOFCOM has solicited comments on this draft and substantial uncertainties exist with respect to its enactment timetable, the final version, interpretation and implementation. For more details, see “Risk Factors — Risks Related to our Corporate Structure — The draft Foreign Investment Law proposes sweeping changes to the PRC foreign investment legal regime and will likely have a significant impact on businesses in China that are controlled by foreign invested enterprises primarily through contractual arrangements, such as our business.”

Foreign Investment in Value-Added Telecommunication Services

Based on the advice of its Chinese counsel, in the event that the Company engages in website sales and profits from publishing information and providing other related services on its website, the Company may be deemed to be providing commercial internet information services, which would require the Company to obtain an ICP License. An ICP License is a value-added telecommunications business operating license required for provision of commercial internet information services and foreign ownership of value-added telecommunications business is subject to restrictions under current PRC laws, rules and regulations. The Provisions on Administration of Foreign Invested Telecommunications Enterprises promulgated by the State Council of the PRC in December 2001 and subsequently amended in September 2008 and February 2016 and prohibit a foreign investor from owning more than 50% of the total equity interest in any value-added telecommunications service business in China and require the major foreign investor in any value-added telecommunications service business in China have a good and profitable record and operating experience in this industry. The Guidance Catalog of Industries for Foreign Investment amended in 2015 allows a foreign investor to own more than 50% of the total equity interest in an e-commerce business. However, foreign investors continue to be prohibited from holding more than 50% of the equity interest in a provider of other category of value-added telecommunications services except for e-commerce.

As the Company plans to conduct website sales through its principal Chinses operating subsidiary, the Company does not believe the PRC rules or regulations on foreign equity ownership will impact its ability to engage in e-commerce activities, including the ability to obtain and hold an ICP License.

Regulation of Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Regulations on Foreign Exchange Administration of the PRC. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, may be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans or foreign currency is to be remitted into China under the capital account, such as a capital increase or foreign currency loans to our PRC subsidiary.

In August 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. In addition, SAFE promulgated Circular 45 on November 9, 2011 in order to clarify the application of SAFE Circular 142. Under SAFE Circular 142 and Circular 45, the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used.

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Since SAFE Circular 142 has been in place for more than five years, SAFE decided to further reform the foreign exchange administration system in order to satisfy and facilitate the business and capital operations of foreign invested enterprises, and issued the Circular on the Relevant Issues Concerning the Launch of Reforming Trial of the Administration Model of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises in Certain Areas on August 4, 2014. This circular suspends the application of SAFE Circular 142 in certain areas and allows a foreign-invested enterprise registered in such areas with a business scope including “investment” to use the RMB capital converted from foreign currency registered capital for equity investments within the PRC. On April 9, 2015, SAFE released the Notice on the Reform of the Administration Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, which came into force and superseded SAFE Circular 142 on June 1, 2015. Circular 19 allows foreign invested enterprises to settle their foreign exchange capital on a discretionary basis according to the actual needs of their business operation and provides the procedures for foreign invested companies to use Renminbi converted from foreign currency-denominated capital for equity investment. Nevertheless, Circular 19 also reiterates the principle that Renminbi converted from foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Since Circular 19 was only recently promulgated, there are uncertainties on how it will be interpreted and implemented in practice.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches. In February 2015, SAFE promulgated the Circular of Further Simplifying and Improving the Policies of Foreign Exchange Administration Applicable to Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. Under SAFE Circular 13, the current foreign exchange procedures will be further simplified, and foreign exchange registrations of direct investment will be handled by the banks designated by the foreign exchange authority instead of SAFE and its branches.

SAFE Circular 37

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. On February 13, 2015, SAFE released SAFE Circular 13, under which local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, from June 1, 2015. However, since the notice came into force recently, there exist substantial uncertainties with respect to its interpretation and implementation by governmental authorities and banks.

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We have notified substantial beneficial owners of shares of Common Stock who we know are PRC residents of their filing obligation. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. In addition, we do not have control over our beneficial owners and cannot assure you that all of our PRC resident beneficial owners will comply with SAFE Circular 37. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 may subject such beneficial owners or our PRC subsidiary to fines and legal sanctions. Failure to register or amend the registration may also limit our ability to contribute additional capital to our PRC subsidiary or receive dividends or other distributions from our PRC subsidiary or other proceeds from disposal of our PRC subsidiary, or we may be penalized by SAFE.

Regulation of Dividend Distribution

The principal laws, rules and regulations governing dividend distribution by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended, the Wholly Foreign-owned Enterprise Law and its implementation regulations and the Chinese-foreign Equity Joint Venture Law and its implementation regulations. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside as general reserves at least 10% of their after-tax profit, until the cumulative amount of such reserves reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations Relating to Taxation

Enterprise Income Tax

In January 2008, the PRC Enterprise Income Tax Law took effect. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, unless where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax. Our PRC subsidiary is subject to PRC enterprise income tax at the statutory rate of 25% on its PRC taxable income.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities.

Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the tax circular mentioned above specifies that certain PRC-invested overseas enterprises controlled by a Chinese enterprise or a Chinese enterprise group in the PRC will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights.

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Business Tax and Value-Added Tax

Prior to January 1, 2012, pursuant to Provisional Regulation of China on Business Tax and its implementing rules, any entity or individual rendering services in the territory of PRC is generally subject to a business tax at the rate of 5% on the revenues generated from provision of such services.

On January 1, 2012, the Chinese State Council officially launched a pilot value-added tax (“VAT”) reform program, or Pilot Program, applicable to businesses in selected industries. Businesses in the Pilot Program would pay VAT instead of business tax. The Pilot Industries in Shanghai included industries involving the leasing of tangible movable property, transportation services, research and development and technical services, information technology services, cultural and creative services, logistics and ancillary services, certification and consulting services. Revenues generated by advertising services, a type of “cultural and creative services,” are subject to the VAT tax rate of 6%. According to official announcements made by competent authorities in Beijing and Guangdong province, Beijing launched the same Pilot Program on September 1, 2012, and Guangdong province launched it on November 1, 2012. On May 24, 2013, the Ministry of Finance and the State Administration of Taxation issued the Circular on Tax Policies in the Nationwide Pilot Collection of Value Added Tax in Lieu of Business Tax in the Transportation Industry and Certain Modern Services Industries, or the Pilot Collection Circular. The scope of certain modern services industries under the Pilot Collection Circular extends to the inclusion of radio and television services. On August 1, 2013, the Pilot Program was implemented throughout China. Our WFOE and Hangzhou Yezhiyuan are subject to the VAT tax.

Regulations Relating to Labor

We are subject to laws and regulations governing our relationship with our PRC employees, including wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare. The compliance with these laws and regulations may require substantial resources.

Pursuant to the PRC Labor Law effective in 1995 and the PRC Labor Contract Law effective in 2008 and amended in 2012, a written labor contract is required when an employment relationship is established between an employer and an employee. Other labor-related regulations and rules of China stipulate the maximum number of working hours per day and per week as well as the minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work and reduce occupational hazards.

An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts, with certain exceptions. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract, with certain exceptions. Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires. Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, an employee who has served an employer for more than one year and less than ten years is entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation. An employee who does not use such vacation time at the request of the employer must be compensated at three times their normal salaries for each waived vacation day.

Pursuant to the Regulations on Occupational Injury Insurance effective in 2004, as amended in 2010, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees. Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance and unemployment insurance are collectively referred to as social insurance. Both PRC companies and their employees are required to contribute to the social insurance plans. The aforesaid measures are reiterated in the Social Insurance Law of China effective in July 2011, which stipulates the system of social insurance of China, including basic pension insurance, medical insurance, unemployment insurance, occupational injury insurance and maternity insurance. Pursuant to the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds.

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Intellectual Property

We have obtained trademark registrations of “堂恩赐 CIENTANG”, “吾亦红”, and “野果缘 YEGUOYUAN”. The duration of the trademark protection in the PRC is 10 years from the effective registration date, which can be renewed at the end of such term.  Our application for the mark “路伊带伊” is currently pending before the Trademark Bureau of the PRC State Administration of Industry and Commerce. We also own the domain name www.yzyny.com.

Our Employees

As of the date of this prospectus, we employed a total of five full-time employees.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

We are required under PRC law to make contributions to employee benefit plans at specified percentages of our after-tax profit. In addition, we are required by PRC law to cover employees in China with various types of social insurance. We believe that we are in material compliance with the relevant PRC employment laws.

Seasonality

There is no seasonality in our business.

Properties

We currently lease approximately 861 square feet of office space in Jiande City, Zhejiang Province, China as our headquarters. The lease expires on December 31, 2019 and provides for an annual rent of approximately $2,828 (RMB 18,000).

We also leased an office space of approximately 5,561 square feet in Hangzhou City, Zhejiang Province, China, as our administration office, for a monthly rent of approximately $6,914 (RMB 43,997). The lease expired on August 31, 2016 and was not renewed.

Additionally, we leased warehouses of approximately 2,411 square feet in Changzhou City, Zhejiang Province, China for an annual rent of approximately $3,960 (RMB 25,200). The lease expired on March 14, 2016 and the Company did not renew the lease agreement.

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Insurance

We do not have any business liability, interruption or litigation insurance coverage for our operations in China. Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Therefore, we are subject to business and product liability exposure.

Legal Proceedings

On September 1, 2015, a total of nine individuals filed separate complaints against Hangzhou Yezhiyuan for breach of contract in the people’s court of Jiande city, Jiangsu province, P.R. China (the “Court”). On September 8, 2015, all the nine plaintiffs amended their complaints but failed to pay their respective court fees in time. As a result, the Court dismissed their cases on December 17, 2015.

Also on September 1, 2015, an individual named Xian Sha filed a complaint against Hangzhou Yezhiyuan in the same court asserting that Hangzhou Yezhiyuan raised funds through sales of its products to the plaintiff and failed to pay the plaintiff the promised return on her investment in the amount of RMB959,867, which constituted a breach of contract. The plaintiff made a motion to join an individual named Xiangyang Hou as a co-defendant on October 8, 2015. On November 2, 2015, the Court issued a civil verdict ordering the bank deposits or other assets of the co-defendant to be frozen pending the final decision of the court. One of Hangzhou Yezhiyuan’s bank accounts has also been frozen pursuant to a court verdict dated September 25, 2015. The case proceeded to trial on December 17, 2015. At trial, the plaintiff requested additional time to produce evidence to support her claims and the court approved plaintiff’s request. A second trial was held on May 17, 2016 for production of evidence and further arguments but plaintiff failed to produce any further evidence. On July 29, 2016, the court issued a verdict approving plaintiff’s application to withdraw the case.

Other than the foregoing claims, the Company is currently not aware of any pending legal proceedings to which it is a party or of which any of its property is the subject, nor is the Company aware of any such proceedings that are contemplated by any governmental authority.

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MANAGEMENT

The following table sets forth the name, age, and position of sole officer and director as of the date of this prospectus.   Each director holds his office until his successor is elected and qualified or his earlier resignation or removal. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Jianrong Xia	55	Chief Executive Office, Chief Financial Officer, Treasurer, Secretary and director

Jianrong Xia. Mr. Xia is an entrepreneur with over 25 years of experience in the Chinese consumer business sector. He has successfully founded and operated three successful businesses in this sector. Presently, Mr. Xia is the founder and CEO of Hangzhou Yezhiyuan which he founded in 2012. Prior to that, Mr. Xia was a founder and owner of a boutique coffee shop from 2010 to 2012 and a company specialized in selling of poultry eggs from 1997 to 2010.

Family Relationship

There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. Our Board of Directors has determined that none of the directors are independent under applicable SEC rules. As we do not have any board committees, the Board as a whole carries out the functions of audit, nominating and compensation committees.

Involvement in Certain Legal Proceedings

None of our directors and executive officers have not been involved in any of the following events during the past ten years:

1.       any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.       any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.       being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.       being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.       being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.       being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We currently do not have a Code of Ethics and plan to adopt one as we develop our business.

Compensation Committee Interlocks and Insider Participation

We currently has only one director who serves as our sole office. Our sole officer does not currently serve, or in the past year has not served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

We did not pay any compensation to our sole officer and director for the years ended September 30, 2015 and 2014.

Employment Agreements and Potential Payments Upon Termination

The Company has not entered into any employment agreement with its executive officer.

Equity Compensation Plan Information

None.

Outstanding Equity Awards at Fiscal Year-End

None.

Director Compensation

The Company did not pay any compensation to its director for the fiscal year ended September 30, 2015.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than employment and the arrangements discussed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party: (i) any director or executive officer of our company; (ii) any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities; (iii) any of our promoters and control persons; and (iv) member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

During the nine months ended June 30, 2016, net advances to Mr. Xia were $134,775. During the nine months ended June 30, 2015, net repayments from Mr. Xia were $377,522. Advances to and from Mr. Xia are accounted for as equity transactions. As of June 30, 2016 and September 30, 2015, amounts due from Mr. Xia were $1,406,075 and $1,271,301, respectively. The amounts due from Mr. Xia are interest free and payable on demand. As of the date of this prospectus, the loans to Mr. Xia have been paid in full.

As of June 30, 2016 and September 30, 2015, the amounts due from Hangzhou Dechuan were $29,847 and $0, respectively. The balance arose from sales transactions with this related party.

During the nine months ended June 30, 2016 and 2015, the Company generated sales of $26,514 and $278,146 from Hangzhou Dechuan, respectively.

The Company purchased inventory from Xinlin in the amount of $0 and $27,307, respectively, for the nine months ended June 30, 2016 and 2015.

On April 13, 2016, Mr. Xia, our sole office and director, who is also the sole shareholder of Hangzhou Yezhiyuan, entered into an exclusive option agreement whereby Mr. Xia irrevocably granted WFOE an exclusive option to purchase , to the extent permitted under PRC law, once or at multiple times, at any time, part or all of his equity interests in Hangzhou Yezhiyuan for a purchase price that equal to the paid in capital of Hangzhou Yezhiyuan, which is RMB 9,000,000 (approximately $1.35 million) as of the date of this prospectus.

During the years ended September 30, 3015 and 2014, net advance to Mr. Jianrong Xia was $2,528 and $1,606, respectively. These advances are interest-free. Advances to and from Mr. Jianrong Xia are accounted for as equity transactions. As at September 30, 2015 and 2014, amount due from Mr. Jianrong Xia was $1,271,301 and $1,268,773, respectively.

During the year ended September 30, 2015, the Company took loans from Jianhua Xia, the immediate family member of Mr. Jianrong Xia, in the amount of $1,015,155, and repaid the loans in full. These loans were interest free.

During the year ended September 30, 3015, the Company generated all of its revenues from Hangzhou Dechuan, a company controlled by Mr. Jianrong Xia, our majority stockholder, sole officer and director, in the amount of $452,841. The Company purchased inventory from Xinlin, another company controlled by Mr. Xia, in the amount of $191,079, comprising of 43% of total purchase incurred during the year ended September 30, 2015.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this prospectus, there were 250,229,775 shares of Common Stock outstanding.  The following table sets forth certain information known to us with respect to the beneficial ownership of Common Stock as of that date by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group, and (iv) each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our Common Stock.

Title of Class	Name and Address of Beneficial Owner (3)	Amount and Nature of Ownership (1)		Percent Of Class (1) (2)
Executive Officers and Directors
Common Stock	Jianrong Xia	250,000,000	(4)	99.9%
5% Stockholder
Common Stock	Hao Jiang	250,000,000		99.9%
All Executive Officers and Directors as a Group (one person)		250,000,000		99.9%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on 250,229,775 shares of Common Stock issued and outstanding as of the date of this prospectus.

(3)	Unless otherwise noted, the address is c/o Natural Destiny Inc., Mingzhu Business Mansion, 9th Floor, Jiande City, Zhejiang Province, PRC.

(4)	Includes 250,000,000 shares of Common Stock Mr. Xia has the right to purchase from Hao Jiang at a purchase price of $1.00.

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DESCRIPTION OF SECURITIES

As of the date of this prospectus, we are authorized to issue 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share.  As of the date of this prospectus, 250,229,775 shares of Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law, the holders of Common Stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy.  Holders of Common Stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  The Company’s Articles of Incorporation do not provide for cumulative voting in the election of directors.  Holders of Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Common Stock, could adversely affect the rights and powers, including voting rights, of the Common Stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Corporate Stock Transfer, Inc.

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SELLING STOCKHOLDERS

The following table sets forth information with respect to our Common Stock known to us to be beneficially owned by the selling stockholders as of the date of this prospectus. No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities.

Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of their shares of Common Stock, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our Common Stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all of their shares of Common Stock.

Up to 229,775 shares of Common Stock are being offered by the selling stockholders under this prospectus. These shares were sold certain non-U.S. investors in the private placement closed on May 1, 2016.

	Shares Beneficially Owned Prior to The Offering			Shares Offered by this		Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholders	Number(2)		Percent	Prospectus		Number	Percent
Ling Xie	4,638		*	4,638		-	-
Wei Zhu	4,712		*	4,712		-	-
Cuihong Wu	4,259		*	4,259		-	-
Jijing Yin	4,195		*	4,195		-	-
Liyun Wang	4,400		*	4,400		-	-
Hongmei Yang	4,415		*	4,415		-	-
Fubao Liu	4,119		*	4,119		-	-
Wenlin She	13,278	(3)	*	13,278	(3)	-	-
Zihan Dai	4,359		*	4,359		-	-
Yanhong Zhang	4,535		*	4,535		-	-
Yanxi Wang	4,417		*	4,417		-	-
Ping Zou	13,312	(4)	*	13,312	(4)	-	-
Huaming Xu	8,727	(5)	*	8,727	(5)	-	-
Qunying Hou	8,818	(6)	*	8,818	(6)	-	-
Lei Zou	13,238	(7)	*	13,238	(7)	-	-
Xiangang Sun	18,027	(8)	*	18,027	(8)	-	-
Fang Wu	13,244	(9)	*	13,244	(9)	-	-
Zuhuan Mei	4,295		*	4,295		-	-
Xixi Lu	4,251		*	4,251		-	-
Chunmei Luo	8,869	(10)	*	8,869	(10)	-	-
Mei Chen	4,406		*	4,406		-	-
Li Luo	4,468		*	4,468		-	-
Yuexing Hu	4,304		*	4,304		-	-
Daixue Chen	4,665		*	4,665		-	-
Aiping He	4,568		*	4,568		-	-
Yueyun Hu	4,299		*	4,299		-	-
Li Fu	4,219		*	4,219		-	-
Jianqiu Wang	4,160		*	4,160		-	-
Jianlong Peng	8,685	(12)	*	8,685	(12)	-	-
Xuefang Peng	4,429		*	4,429		-	-
Shuzheng Li	4,396		*	4,396		-	-
Zhihua Ren	9,145	(11)	*	9,145	(11)	-	-
Hongjun Pan	4,542		*	4,542		-	-
Chun Chen	4,423		*	4,423		-	-
Yufang Chen	4,616		*	4,616		-	-
Jingkang Rui	4,342		*	4,342		-	-
Total	229,775		*	229,775		-	-

*     Represents less than 1% of the total outstanding Common Stock.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable into shares of our Common Stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

49

(2)	The percentage of beneficial ownership is based on 250,229,775 shares of Common Stock outstanding as of the date of this prospectus.

(3)	Includes 4,534 and 4,325 shares of Common Stock held on behalf of Xiulin Zhao and Yongjun Wang, respectively.

(4)	Includes 4,588 and 4,239 shares of Common Stock held on behalf of Huawei Zou and Yayun Yao, respectively.

(5)	Includes 4,437 shares of Common Stock held on behalf of Xiaoyu Xu.

(6)	Includes 4,409 shares of Common Stock held on behalf of Liangkang Qiang.

(7)	Includes 4,608 and 4,222 shares of Common Stock held on behalf of Jufen Xu and Lin Zhang, respectively.

(8)	Includes 4,545, 4,464 and 4,247 shares of Common Stock held on behalf of Xiuqin Hu, Boyuan Sun and Qiuya Mo, respectively.

(9)	Includes 4,390 and 4,389 shares of Common Stock held on behalf of Jianxin Mo and Jianzhong Mo, respectively.

(10)	Includes 4,599 shares of Common Stock held on behalf of Xiaobo Ma.

(11)	Includes 4,727 shares of Common Stock held on behalf of Zhongxi Ren.

(12)	Includes 4,373 shares of Common Stock held on behalf of Yangfan Lu.

50

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock on behalf of the selling stockholders. Sales of shares may be made by selling stockholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time at $0.10 per share until the price of our Common Stock is quoted on the OTCQB Market and thereafter at prevailing market prices or privately negotiated prices. The shares may be sold by one or more of, or a combination of, the following:

●	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

●	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchases;

●	through options, swaps or derivatives;

●	in privately negotiated transactions;

●	in making short sales or in transactions to cover short sales;

●	put or call option transactions relating to the shares; and

●	any other method permitted under applicable law.

The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Act, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling stockholders and each selling shareholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

51

The selling stockholders will be subject to the prospectus delivery requirements of the Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling shareholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a post-effective amendment to this registration statement, disclosing:

●	the name of each such selling shareholder and of the participating broker-dealer(s);

●	the number of shares involved;

●	the initial price at which the shares were sold;

●	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable

●	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

●	other facts material to the transactions.

We are paying all expenses and fees in connection with the registration of the shares. The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no established public trading market for our Common Stock. We anticipate applying for quotation of our Common Stock on the OTCQB Market upon the effectiveness of the registration statement of which this prospectus forms a part. The OTC markets differ substantially from national and regional stock exchanges because they: (a) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and (b) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.

After the effective date of this prospectus, we hope to have a market maker file an application with FINRA for our Common Stock to be eligible for trading on the OTCQB Market. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on the OTC markets or that any market for our Common Stock will develop.

Holders

As of the date of this prospectus, there are 37 holders of record of our Common Stock.

52

Rule 144 Shares

None of our issued and outstanding Common Stock is currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act. In general, under Rule 144 as currently in effect, an affiliate who has beneficially owned shares of a company’s common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the common stock then outstanding which, in our case, will equal approximately 25,024,386 shares of Common Stock; or

2.	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Non-affiliates who have beneficially owned shares, for a period of at least six months, of a company that has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a minimum of ninety (90) days are not subject to the “volume limitations” set under rule 144(e).

Sales by affiliates under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Non-affiliates who have beneficially owned shares for a period of a year or longer are not subject to the current information requirements.

Dividend Policy

Since inception, no dividends have been paid on the Common Stock. We intend to retain any earnings for use in our business activities, so it is not expected that any dividends on the Common Stock will be declared and paid in the foreseeable future. Although we intend to retain earnings, if any, to finance the exploration and growth of our business, our Board of Directors shall have the discretion to declare and pay dividends in the future.  Payment of dividends in the future will depend upon the earnings, capital requirements, and other factors which the Board of Directors may deem relevant.

LEGAL MATTERS

The validity of our Common Stock offered hereby has been passed upon by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated balance sheets of the Company and its subsidiaries as of September 30, 2015 and 2014 and the related consolidated statements of operations and comprehensive loss, changes in equity (deficit) and cash flows for the fiscal years then ended appearing in this registration statement of which this prospectus forms a part have been so included in reliance on the report of GBH CPAs, PC, an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our Common Stock, you should refer to the registration statement and its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance that a copy of such contract, agreement or document has been filed as an exhibit to the registration statement, we refer you to the copy that we have filed as an exhibit.

We will file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. The information we file with the SEC or contained on or accessible through our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

53

NATURAL DESTINY INC.

AND SUBSIDIARIES

F-1

NATURAL DESTINY INC.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2016 and September 30, 2015

(Unaudited)

	June 30,	September 30,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$123	$-
Restricted cash	4,184	4,359
Accounts receivable - related party	29,847	-
Other receivables	9,263	-
Inventories	-	26,371
Prepaid expenses and other current assets	1,635	36,713
Total current assets	45,052	67,443

Property and equipment, net	2,516	-
Intangible asset, net	487	-
Total long-term assets	3,003	-

Total assets	$48,055	$67,443

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$11,006	$3,933
Advances from customers	76,458	-
Short-term debt	116,679	-
Advances from investors	27,605	-
Total liabilities	231,748	3,933

Shareholders’ equity (deficit)
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized; 250,229,775 and 0 shares issued and outstanding at June 30, 2016 and September 30, 2015, respectively	25,023	-
Additional paid-in capital	1,470,341	1,472,387
Due from Chief Executive Officer	(1,406,075)	(1,271,301)
Accumulated deficit	(279,406)	(141,066)
Accumulated other comprehensive income	6,424	3,490
Total shareholders’ equity (deficit)	(183,693)	63,510

Total liabilities and shareholders’ equity (deficit)	$48,055	$67,443

The accompanying notes are an integral part of these financial statements.

F-2

NATURAL DESTINY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Nine Months Ended June 30, 2016 and 2015

(Unaudited)

	2016	2015

Revenues – related party	$26,514	$278,146
Cost of revenues	(26,822)	(250,331)
Gross profit (loss)	(308)	27,815

Operating expenses
General and administrative expenses	(138,028)	(64,512)
Bad debt expense	-	(40,679)
Total operating expenses	(138,028)	(105,191)

Loss from operations	(138,336)	(77,376)

Other income (expenses)
Interest income	-	81
Other income (expenses), net	(4)	171
Total other income (expenses)	(4)	252

Net loss	(138,340)	(77,124)

Other comprehensive income
Foreign currency translation adjustment	2,934	616
Total comprehensive loss	$(135,406)	$(76,508)

Net loss per common share – basic and diluted	$(0.00)	N/A
Weighted average number of common shares outstanding during the year – basic and diluted	71,218,199	N/A

The accompanying notes are an integral part of these financial statements.

F-3

NATURAL DESTINY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended June 30, 2016 and 2015

(Unaudited)

	2016	2015
Cash Flows from Operating Activities:
Net loss	$(138,340)	$(77,124)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	-	40,679
Depreciation and amortization expenses	577	-
Changes in operating assets and liabilities:
Other receivables	(9,627)	-
Accounts receivable - related party	(31,021)	-
Inventories	26,252	(27,307)
Prepaid expenses and other current assets	34,847	(43,490)
Accounts payable and accrued expenses	7,524	(2,644)
Accounts payable – related party	-	31,950
Advances from customers	79,466	-
Net Cash Used in Operating Activities	(30,322)	(77,936)

Cash Flows from Investing Activities:
Lending to third parties	-	(123,665)
Purchase of property and equipment	(3,150)	(180,755)
Purchase of intangible asset	(547)	-
Increase in restricted cash	(10)	-
Net Cash Used in Investing Activities	(3,707)	(304,420)

Cash Flows From Financing Activities:
Borrowings from short-term debt	121,269	2,018
Advances from investors	28,691	-
Capital contribution from Chief Executive Officer	-	4,099
(Advances to) repayments from Chief Executive Officer	(134,775)	377,522
Proceeds from private placement	22,977	-
Net Cash Provided by Financing Activities	38,162	383,639

Effect of Exchange Rate Changes on Cash	(4,010)	(1,249)

Net Increase In Cash	123	34
Cash at Beginning of Period	-	19
Cash at End of Period	$123	$53

Supplemental Cash Flows Information:
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-4

NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	ORGANIZATION AND PRINCIPAL ACTITIVIES

Natural Destiny Inc. (“ND” or the “Company”) is a holding company incorporated in the State of Nevada on October 21, 2015. The Company is engaged in the sale of food and beverage in the People’s Republic of China (the “PRC” or “China”) through its subsidiaries and affiliated entity. The Company’s executive offices are located in Jiande city, Zhejiang province, China.

On April 13, 2016, the Company executed a share exchange agreement to acquire all of the issued and outstanding ordinary shares of Natural Destiny (BVI) Company Limited, a corporation incorporated under the laws of the British Virgin Islands (“ND BVI”), from the shareholder of ND BVI (the “ND BVI Shareholder”) in exchange for the issuance to the ND BVI Shareholder of 250,000,000 shares of its common stock, par value $0.0001 per share, representing 100% of its then issued and outstanding shares of Common Stock (the transaction, hereinafter referred to as the “Share Exchange”). Upon completion of the Share Exchange, ND BVI became the Company’s wholly owned subsidiary.

Effective April 1, 2016, pursuant to an exclusive option agreement, ND BVI Shareholder granted Mr. Jianrong Xia, the Company’s Chief Executive Officer, an irrevocable and exclusive option to purchase 250,000,000 shares of common stock of the Company owned by the ND BVI Shareholder at any time at an exercise price of $1.00. The option agreement has a term of 10 years and can be renewed at Mr. Xia’s election.

ND BVI is a holding company, which in turn, holds 100% of the capital stock of Natural Destiny (HK) Co., Limited (“ND HK”), a Hong Kong corporation which was incorporated on November 16, 2015. ND HK is the parent company of Shanghai You Yue Trading Co., Ltd. (the “WFOE”), a wholly foreign owned entity established under the laws of the PRC, which is engaged in the sale and distribution of food and beverage in the PRC through a series of contractual arrangements (the “VIE Agreements”) with Hangzhou Yezhiyuan Agriculture Development Co., Ltd. (“Hangzhou Yezhiyuan”), a PRC limited liability company which was established on November 27, 2012 with a registered capital of RMB 10,000,000, of which RMB 9,000,000 has been paid to date.

Neither the Company nor its subsidiaries own any equity interest in Hangzhou Yezhiyuan. Instead, the Company controls and receives the economic benefits of Hangzhou Yezhiyuan’s business operation through a series of contractual arrangements. WFOE, Hangzhou Yezhiyuan and its shareholder entered into a series of contractual arrangements, also known as the VIE Agreements, on April 13, 2016. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Hangzhou Yezhiyuan (“Hangzhou Yezhiyuan Shareholder”), including absolute control rights and the rights to the assets, property and revenue of Hangzhou Yezhiyuan. Based on a legal opinion issued by Yuan Tai Law Offices to WFOE, the VIE Agreements constitute valid and binding obligations of the parties to such agreements, and are enforceable and valid in accordance with the laws of the PRC.

The transaction between ND and Hangzhou Yezhiyuan constituted a reorganization. As all of the above mentioned companies are under common control, this series of transactions has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of October 1, 2014, the beginning of the earliest period presented in the accompanying financial statements. The Company included the historical values of Hangzhou Yezhiyuan’s assets and liabilities in its consolidated financial statements.

VIE Agreements with Hangzhou Yezhiyuan

According to the Exclusive Business Cooperation Agreement, Hangzhou Yezhiyuan is obligated to pay service fees to WFOE approximately equal to the net income of Hangzhou Yezhiyuan. Hangzhou Yezhiyuan, a variable interest entity (“VIE”), is wholly owned by Mr. Jianrong Xia. Mr. Jianrong Xia is also the Company’s Chief Executive Officer and effectively holds 99.9% of the Company. Hangzhou Yezhiyuan’s operations are, in fact, directly controlled by the Company entirely. There are no unrecognized revenue-producing assets that are held by Hanzhou Yezhiyuan.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Hangzhou Yezhiyuan and WFOE, WFOE provides Hangzhou Yezhiyuan with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Hangzhou Yezhiyuan granted an irrevocable and exclusive option to WFOE to purchase from Hangzhou Yezhiyuan, any or all of its assets, to the extent permitted under the PRC laws. WFOE may exercise, at its sole discretion, the option to purchase from Hangzhou Yezhiyuan any or all of Hangzhou Yezhiyuan’s assets at the lowest purchase price permitted by PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. WFOE shall own all intellectual property rights that are developed during the course of the Exclusive Business Cooperation Agreement. For services rendered to Hangzhou Yezhiyuan by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, which is approximately equal to the net income of Hangzhou Yezhiyuan.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years until it is terminated by WFOE with 30-day prior notice. Hangzhou Yezhiyuan does not have the right to terminate the agreement unilaterally. WFOE may unilaterally extend the term of this agreement with prior written notice.

F-5

The legal representative of WFOE, Mr. Xia, is currently managing Hangzhou Yezhiyuan pursuant to the terms of the Exclusive Business Cooperation Agreement. WFOE has absolute authority relating to the management of Hangzhou Yezhiyuan, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions.

Share Pledge Agreement

Under the Share Pledge Agreement between the Hangzhou Yezhiyuan Shareholder and WFOE, the Hangzhou Yezhiyuan Shareholder pledged all of his equity interests in Hangzhou Yezhiyuan to WFOE to guarantee the performance of Hangzhou Yezhiyuan’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that Hangzhou Yezhiyuan or its shareholder breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The Hangzhou Yezhiyuan Shareholder also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, WFOE is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The Hangzhou Yezhiyuan Shareholder further agrees not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Share Pledge Agreement shall be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Hangzhou Yezhiyuan. WFOE shall cancel or terminate the Share Pledge Agreement upon Hangzhou Yezhiyuan’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Hangzhou Yezhiyuan Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of his equity interests in Hangzhou Yezhiyuan. The option price is equal to the capital paid in by the Hangzhou Yezhiyuan Shareholder subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to the Hangzhou Yezhiyuan Shareholder would be approximately $1.35 million (RMB 9,000,000), which is the aggregate paid in capital of Hangzhou Yezhiyuan.

The agreement remains effective for a term of ten years and may be renewed at WFOE’s election.

Power of Attorney

Under the Power of Attorney, the Hangzhou Yezhiyuan Shareholder authorizes WFOE to act on his behalf as their exclusive agent and attorney with respect to all rights as a shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Hangzhou Yezhiyuan.

Although it is not explicitly stipulated in the Power of Attorney, the term of the Power of Attorney shall be the same as the term of that of the Exclusive Option Agreement.

Timely Reporting Agreement

To ensure Hangzhou Yezhiyuan promptly provides all of the information that WFOE and the Company need to file various reports with the SEC, a Timely Reporting Agreement was entered between Hangzhou Yezhiyuan and the Company.

Under the Timely Reporting Agreement, Hangzhou Yezhiyuan agrees that it is obligated to make its officers and directors available to the Company and promptly provide all information required by the Company so that the Company can file all necessary SEC and other regulatory reports as required.

Although it is not explicitly stipulated in the Timely Reporting Agreement, the parties agreed its term shall be the same as that of the Exclusive Business Cooperation Agreement.

F-6

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and principle of consolidation

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States securities and Exchange Commission with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended September 30, 2015 and notes thereto contained in this prospectus.

The consolidated financial statements include the Company’s accounts and those of the Company’s wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

(b)	Foreign currency translation

The reporting currency of the Company is United States Dollars (“US$”) and the functional currency is Renminbi (“RMB”) as China is the primary economic environment in which the entity operates.

For financial reporting purposes, the financial statements of the Company prepared using RMB are translated into the Company’s reporting currency, U.S. Dollars. Monetary assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange ruling at the balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and stockholders’ equity (deficit) is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income (loss) in stockholders’ equity (deficit).

The schedule below illustrates the exchange rate used to translate the financial statements:

	June 30, 2016	September 30, 2015
Balance sheet items, except for equity accounts	6.6443	6.3638

	For the nine months ended June 30,
	2016	2015
Items in the statements of operations and comprehensive loss	6.3928	6.1457

(c)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates.

(d)	Fair values of financial instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

F-7

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of June 30, 2016 and September 30, 2015, financial instruments of the Company primarily comprise of cash and cash equivalents, accounts receivable – related party, other current assets, accounts payable and accrued expenses, advance from customers and short-term debt, which were carried at cost on the balance sheets. These financial instruments’ carrying amounts approximated their fair values because of their generally short maturities.

(e)	Cash

Cash and cash equivalents consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains accounts at banks and has not experienced any losses from such concentrations.

(f)	Accounts receivables and allowance for doubtful accounts

Accounts receivable are stated at the amount the Company expects to collect. Accounts receivable represents receivables, net of allowances for doubtful accounts. The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence.

(g)	Inventories and cost of revenues

Inventories are merchant products for trading business. Inventories are stated at the lower of cost or market value. Cost is determined using first in first out method.

Cost of revenues includes all expenditures incurred in bringing the goods to the point of sale. Costs of revenues include direct costs of the merchant products and business taxes.

(h)	Property and equipment

Property and equipment are recorded at cost and depreciated using the straight-line method based on the estimated useful lives of the assets. The estimated useful lives for the Company’s property and equipment are 5 years.

The Company charges maintenance, repairs and minor renewals directly to expenses as incurred; major additions and betterment to equipment are capitalized.

(i)	Intangible assets

Intangible assets mainly included software and are amortized using the straight-line method over their estimated period of benefit.

(j)	Revenue recognition

Revenue from the sale of products is generally recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. In most cases, these condition are met when the product is delivered to the customer.

(k)	Income taxes

Current income tax expenses are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the asset and liability approach. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-8

(l)	Comprehensive loss

Comprehensive loss includes net loss and foreign currency adjustments. Comprehensive loss is reported in the statements of operations and comprehensive loss.

Accumulated other comprehensive income, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

(m)	Loss Per Common Share

The Company provides basic and diluted earnings per common share information for each period presented. Basic loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per common share is computed by dividing the net income available to common stockholders by the weighted average number of common shares outstanding plus dilutive securities. Since the Company has only incurred losses, basic and diluted net loss per common share are the same. The potentially dilutive securities were excluded from the diluted loss per common share calculation because their effect would have been antidilutive. As of June 30, 2016 and 2015, the Company had no potentially issuable common shares.

(n)	Subsequent Events

The Company’s management reviewed all material events from June 30, 2016 through the issuance of these financial statements for disclosure consideration.

(o)	Recently issued accounting standards

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

In 2014, the FASB issued new accounting guidance related to revenue recognition. This new standard will replace all current GAAP guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition guidance provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. This guidance can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. In 2015, the FASB issued guidance to defer the effective date to fiscal years beginning after December 15, 2017 with early adoption for fiscal years beginning after December 15, 2016. In 2016, the FASB issued additional guidance to clarify the implementation guidance. The Company is evaluating the impact of adopting the new accounting guidance on its consolidated financial statements.

(p)	Significant risks and uncertainties

1)	Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of June 30, 2016 and September 30, 2015, the Company held cash and restricted cash aggregating $4,307 and $4,359, respectively, which were deposited in two financial institutions located in China, and were uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in China which management believes are of high credit quality.

The Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation, and the extraction of mining resources, among other factors.

F-9

2)	Liquidity risk

The Company is also exposed to liquidity risk which is a risk that the Company is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the owners to obtain short-term funding to meet the liquidity shortage.

3)	Foreign currency risk

A majority of the Company’s operating activities and a significant portion of the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers' invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

4)	Concentration risk

The Company commenced its operation during the year ended September 30, 2015. However, during the nine months ended June 30, 2016 and 2015, the Company had sales to only one related party.

3.	VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS

On April 13, 2016, the Company, through WFOE, entered into a series of contractual arrangements, also known as “VIE Agreements” with Hangzhou Yezhiyuan and the Hangzhou Yezhiyuan Shareholder. The significant terms of the VIE Agreements are summarized in Note 1.

VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. WFOE is deemed to have a controlling financial interest and be the primary beneficiary of the entities mentioned in Note 1 above, because it has both of the following characteristics:

1.	power to direct activities of a VIE that most significantly impact the entity’s economic performance, and

2.	obligation to absorb losses of the entity that could potentially be significant to the VIE or right to receive benefits from the entity that could potentially be significant to the VIE.

In addition, as all of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit the Company’s ability to enforce these contractual arrangements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event the Company is unable to enforce these contractual arrangements, it may not be able to exert effective control over Hangzhou Yezhiyuan and its ability to conduct its business may be materially and adversely affected.

All of the Company’s main current operations are conducted through Hangzhou Yezhiyuan. Current regulations in China permit Hangzhou Yezhiyuan to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with their articles of association and PRC accounting standards and regulations. The ability of Hangzhou Yezhiyuan to make dividends and other payments to the Company may be restricted by factors including changes in applicable foreign exchange and other laws and regulations.

All of the Company’s current revenue is generated in RMB. Any future restrictions on currency exchanges may limit our ability to use net revenues generated in RMB to make dividends or other payments in US$ or fund possible business activities outside China.

Foreign currency exchange regulation in China is primarily governed by the following rules:

●	Foreign Exchange Administration Rules (1996), as amended in August 2008, or the Exchange Rules;

●	Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

F-10

Under the Administration Rules, RMB is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless the prior approval of the State Administration of Foreign Exchange (“SAFE”) is obtained and prior registration with the SAFE is made. Foreign-invested enterprises like WFOE that need foreign currency for the distribution of profits to their shareholders may validate payment from their foreign currency accounts or purchase and pay foreign currencies at the designated foreign exchange banks to their foreign shareholders by producing board resolutions for such profit distribution. Based on their needs, foreign invested enterprises are permitted to open foreign currency settlement accounts for current account receipts and payments of foreign exchange along with specialized accounts for capital account receipts and payments of foreign currency at certain designated foreign exchange banks.

4.	GOING CONCERN

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of June 30, 2016, the Company has incurred losses totaling $279,406 since its inception and has not yet generated steady revenues from its operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. When necessary, the Company plan to obtain short-term funding to meet the liquidity shortage from other financial institutions and the stockholders.

5.	RELATED PARTY TRANSACTIONS AND BALANCES

1)	Nature of relationships with related parties

Name	Relationship with the Company
Xia, Jianrong	Chief Executive Officer
Xia, Jianhua	Immediate family member of Xia, Jianrong
Hangzhou Dechuan Bio-Technology Co., Ltd.	An entity controlled by Xia, Jianrong
Hangzhou Xinlin Fruit Co., Ltd.	An entity controlled by Xia, Jianrong

2)	Related party balances

During the nine months ended June 30, 2016, net advances to Mr. Xia were $134,775. During the nine months ended June 30, 2015, net repayments from Mr. Xia were $377,522. Advances to and from Mr. Xia are accounted for as equity transactions. As of June 30, 2016 and September 30, 2015, amounts due from Mr. Xia were $1,406,075 and $1,271,301, respectively. The amounts due from Mr. Xia are interest free and payable on demand.

As of June 30, 2016 and September 30, 2015, the amounts due from Hangzhou Dechuan Bio-Technology Co. Ltd. were $29,847 and $0, respectively. The balance arose from sales transactions with this related party.

3)	Related party transactions

During the nine months ended June 30, 2016 and 2015, the Company generated sales of $26,514 and $278,146 from Hangzhou Dechuan Bio-Technology Co., Ltd, respectively.

The Company purchased inventory from Hangzhou Xinlin Fruit Co., Ltd., in the amount of $0 and $27,307, respectively, for the nine months ended June 30, 2016 and 2015.

6.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets as of June 30, 2016 and September 30, 2015 consisted of the following:

	June 30, 2016	September 30, 2015

Advance to vendors	$39,261	$39,285
Prepaid rent	-	36,713
Total current asset, gross	39,261	75,998
Allowance for advance to vendor	(37,626)	(39,285)
Total prepaid expenses and other current assets, net	$1,635	$36,713

An allowance of $37,626 (RMB 250,000 at the exchange rate on June 30, 2016) was made for advance to a vendor due to the concern of collectability during the year ended September 30, 2015.

F-11

7.	SHORT-TERM DEBT

As of June 30, 2016 and September 30, 2015, the Company had short-term debt of $116,679 and $0, respectively. These borrowings are from various third parties to be used by the Company as working capital. The borrowings are interest-free and due on demand. The Company intended to impute interest on these interest-free borrowings. For the nine months ended June 30, 2016, the imputed interest is considered immaterial.

8.	EMPLOYEE BENEFIT PLAN

The Company has made employee benefit contribution in accordance with relevant Chinese regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and maternity insurance. The Company recorded the contribution in the salary and employee charges when incurred. The contributions made by the Company were $3,171 and $nil for the nine months ended June 30, 2016 and 2015, respectively.

9.	INCOME TAXES

The Company is subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. The EIT rate for companies operating in the PRC is 25%.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. For the nine months ended June 30, 2016 and 2015, the Company had no unrecognized tax benefits. As of June 30, 2016, the Company had net taxable operating losses of $248,762, which will expire in 2021. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. At June 30, 2016 and September 30, 2015, a valuation allowance is provided against entire deferred tax assets based upon management’s assessment as to their realization.

10.	EQUITY

Common Stock

On April 13, 2016, the Company executed a share exchange agreement to acquire all of the issued and outstanding ordinary shares of ND BVI from the ND BVI Shareholder in exchange for the issuance to the ND BVI Shareholder of 250,000,000 shares of its common stock, par value $0.0001 per share. See Note 1.

On May 1, 2016, the Company closed a private placement transaction under which the Company sold an aggregate of 229,775 shares of its common stock at $0.10 per share, for total gross proceeds of $22,977.

Due from chief executive officer

During the nine months ended June 30, 2016, the Company made net advance to its Chief Executive Officer of $134,775.

11.	COMMITMENTS

The Company has operating leases for its office space and warehouse. At June 30, 2016, minimum lease payments for operating leases with remaining terms in excess of one year are as follows:

Year ending September 30,	Rental payments

2017	$2,709
2018	2,709
2019	2,709
2020	677
2021 and thereafter	-
Total	$8,804

On September 1, 2015, a total of nine individuals filed separate complaints against the Company for breach of contract in the people’s court of Jiande city, Jiangsu province, P.R. China (the “Court”). On September 8, 2015, all the nine plaintiffs amended their complaints but failed to pay their respective court fees in time. As a result, the Court dismissed their cases on December 17, 2015.

On September 1, 2015, an individual named Xian Sha filed a complaint against the Company in the same court asserting that the Company raised funds through sales of its products to the plaintiff and failed to pay the plaintiff the promised return on her investment in the amount of $147,861 (RMB959,867), which constituted a breach of contract. The plaintiff made a motion to join an individual named Xiangyang Hou as a co-defendant on October 8, 2015. On November 2, 2015, the Court issued a civil verdict ordering the bank deposits or other assets of the co-defendant to be frozen pending the final decision of the court. One of the Company’s bank accounts has also been frozen pursuant to a court verdict dated September 25, 2015. The case proceeded to trial on December 17, 2015. At trial, the plaintiff requested additional time to produce evidence to support her claims and the court approved plaintiff’s request. As of June 30, 2016 and September 30, 2015, the Company had $4,184 and $4,359, respectively, in a bank account that was frozen. These balances were included under the caption, restricted cash, in the consolidated balance sheets. On July 29, 2016, the court issued a verdict approving the plaintiff’s application to withdraw the case.

12.	SUBSEQUENT EVENT

Subsequent to June 30, 2016, the Company received all amounts previously advanced to its Chief Executive Officer.

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Natural Destiny Inc.

Jiande City, Zhejiang Province

People’s Republic of China

We have audited the accompanying consolidated balance sheets of Natural Destiny Inc. as of September 30, 2015 and 2014 and the related consolidated statements of operations and comprehensive loss, changes in equity (deficit), and cash flows for each of the years then ended. Natural Destiny Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Natural Destiny Inc. as of September 30, 2015 and 2014 and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Natural Destiny Inc. will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, Natural Destiny Inc. has accumulated deficit and has not yet generated significant recurring revenues that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
May 13, 2016

F-13

NATURAL DESTINY INC.

CONSOLIDATED BALANCE SHEETS

As of September 30, 2015 and 2014

	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$-	$19
Restricted cash	4,359	-
Inventories	26,371	-
Other current assets	36,713	-

Total Assets	$67,443	$19

LIABILITIES AND EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$3,933	$3,788
Total Liabilities	3,933	3,788

Equity (deficit):
Paid-in capital	1,472,387	1,268,754
Due from chief executive officer	(1,271,301)	(1,268,773)
Accumulated deficit	(141,066)	(3,796)
Accumulated other comprehensive income	3,490	46
Total equity (deficit)	63,510	(3,769)

Total liabilities and equity (deficit)	$67,443	$19

The accompanying notes are an integral part of the financial statements.

F-14

NATURAL DESTINY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the years ended September 30, 2015 and 2014

	2015	2014

Revenues - related party	$452,841	$-
Cost of revenues	(413,591)	-
Gross profit	39,250	-

Operating expenses
Selling, general and administrative	(135,940)	(3,796)
Bad debt expense	(40,553)	-
Total operating expenses	(176,493)	(3,796)

Loss from operations	(137,243)	(3,796)

Other income (expenses)
Interest income	102	-
Other expenses, net	(129)	-
Total other income (expenses)	(27)	-

Net loss	(137,270)	(3,796)

Other comprehensive loss
Foreign currency translation adjustment	3,444	4
Total comprehensive loss	$(133,826)	$(3,792)

Net loss per common share - basic and diluted	N/A	N/A
Weighted average number of common shares outstanding during the year - basic and diluted	N/A	N/A

The accompanying notes are an integral part of the financial statements.

F-15

NATURAL DESTINY INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (DEFICIT)

For the years ended September 30, 2015 and 2014

	Paid-in capital	Due from chief executive officer	Accumulated deficit	Accumulated other comprehensive income	Total

Balances as of September 30, 2013	$1,268,754	$(1,267,167)	$-	$42	$1,629

Advances to chief executive officer	-	(1,606)	-	-	(1,606)
Net loss	-	-	(3,796)	-	(3,796)
Cumulative translation adjustment	-	-	-	4	4

Balance as of September 30, 2014	1,268,754	(1,268,773)	(3,796)	46	(3,769)

Capital contribution in cash	203,633	-	-	-	203,633
Advances to chief executive officer	-	(2,528)	-	-	(2,528)
Net loss	-	-	(137,270)	-	(137,270)
Cumulative translation adjustment	-	-	-	3,444	3,444

Balance as of September 30, 2015	$1,472,387	$(1,271,301)	$(141,066)	$3,490	$63,510

The accompanying notes are an integral part of the financial statements.

F-16

NATURAL DESTINY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended September 30, 2015 and 2014

	2015	2014
Cash flows from operating activities:
Net loss	$(137,270)	$(3,796)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	40,553	-
Changes in operating assets and liabilities:
Inventories	(27,222)	-
Other current assets	(78,451)	-
Accounts payable and accrued expenses	278	3,796
Net cash used in operating activities	(202,112)	-

Cash flows from investing activities:
Increase in restricted cash	(4,499)	-
Net cash used in investing activities	(4,499)	-

Cash flows from financing activities:
Capital contributions from chief executive officer	203,633	-
Advances to chief executive officer	(2,528)	(1,606)
Net cash provided by (used in) financing activities	201,105	(1,606)

Effect of exchange rate changes on cash and cash equivalents	5,487	(3)

Net decrease in cash and cash equivalents	(19)	(1,609)
Cash and cash equivalents, beginning of year	19	1,628
Cash and cash equivalents, end of year	$-	$19

Supplemental cash flows information
Cash paid for interest expense	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of the financial statements.

F-17

NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Natural Destiny Inc. (“ND” or the “Company”) is a holding company incorporated in the State of Nevada on October 21, 2015. The Company is engaged in the sale of food and beverage in the People’s Republic of China (the “PRC” or “China”) through our subsidiaries and affiliated entity. The Company’s executive offices are located in Jiande city, Zhejiang province, China.

On April 13, 2016, the Company executed a share exchange agreement to acquire all of the issued and outstanding ordinary shares of Natural Destiny (BVI) Company Limited, a corporation incorporated under the laws of the British Virgin Islands (“ND BVI”), from the shareholder of ND BVI (the “ND BVI Shareholder”) in exchange for the issuance to the ND BVI Shareholder of 250,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), representing 100% of its then issued and outstanding shares of Common Stock (the transaction, hereinafter referred to as the “Share Exchange”). Upon completion of the Share Exchange, ND BVI became the Company’s wholly owned subsidiary.

ND BVI is a holding company, which in turn, holds 100% of the capital stock of Natural Destiny (HK) Co., Limited (“ND HK”), a Hong Kong corporation which was incorporated on November 16, 2015. ND HK is the parent company of Shanghai You Yue Trading Co., Ltd. (the “WFOE”), a wholly foreign owned entity established under the laws of the PRC, which is engaged in the sale and distribution of food and beverage in the PRC through a series of contractual arrangements (the “VIE Agreements”) with Hangzhou Yezhiyuan Agricultural Development Co., Ltd. (“Hangzhou Yezhiyuan”), a PRC limited liability company which was established on November 27, 2012 with a registered capital of RMB 10,000,000, of which RMB 9,000,000 has been paid to date.

Neither the Company nor its subsidiaries own any equity interest in Hangzhou Yezhiyuan. Instead, the Company controls and receives the economic benefits of Hangzhou Yezhiyuan’s business operation through a series of contractual arrangements. WFOE, Hangzhou Yezhiyuan and its shareholder entered into a series of contractual arrangements, also known as the VIE Agreements, on April 13, 2016. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Hangzhou Yezhiyuan (“Hangzhou Yezhiyuan Shareholder”), including absolute control rights and the rights to the assets, property and revenue of Hangzhou Yezhiyuan. Based on a legal opinion issued by Yuan Tai Law Offices to WFOE, the VIE Agreements constitute valid and binding obligations of the parties to such agreements, and are enforceable and valid in accordance with the laws of the PRC.

The transaction between ND and Hangzhou Yezhiyuan constituted a reorganization. As all of the above mentioned companies are under common control, this series of transactions has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of October 1, 2013, the beginning of the earliest period presented in the accompanying financial statements. The Company included the historical values of Hangzhou Yezhiyuan’s assets and liabilities in its consolidated financial statements.

VIE Agreements with Hangzhou Yezhiyuan

According to the Exclusive Business Cooperation Agreement, Hangzhou Yezhiyuan is obligated to pay service fees to WFOE approximately equal to the net income of Hangzhou Yezhiyuan. Hangzhou Yezhiyuan, a VIE, is wholly owned by Mr. Jianrong Xia. Mr. Jianrong Xia is also the Company’s Chief Executive Officer and effectively holds 99.9% of the Company. Hangzhou Yezhiyuan’s operations are, in fact, directly controlled by the Company entirely. There are no unrecognized revenue-producing assets that are held by Hangzhou Yezhiyuan.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Hangzhou Yezhiyuan and WFOE, WFOE provides Hangzhou Yezhiyuan with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Hangzhou Yezhiyuan granted an irrevocable and exclusive option to WFOE to purchase from Hangzhou Yezhiyuan, any or all of its assets, to the extent permitted under the PRC laws. WFOE may exercise, at its sole discretion, the option to purchase from Hangzhou Yezhiyuan any or all of Hangzhou Yezhiyuan’s assets at the lowest purchase price permitted by PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. WFOE shall own all intellectual property rights that are developed during the course of the Exclusive Business Cooperation Agreement. For services rendered to Hangzhou Yezhiyuan by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, which is approximately equal to the net income of Hangzhou Yezhiyuan.

F-18

NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Exclusive Business Cooperation Agreement shall remain in effect for ten years until it is terminated by WFOE with 30-day prior notice. Hangzhou Yezhiyuan does not have the right to terminate the agreement unilaterally. WFOE may unilaterally extend the term of this agreement with prior written notice.

The legal representative of WFOE, Mr. Xia, is currently managing Hangzhou Yezhiyuan pursuant to the terms of the Exclusive Business Cooperation Agreement. WFOE has absolute authority relating to the management of Hangzhou Yezhiyuan, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions.

Share Pledge Agreement

Under the Share Pledge Agreement between the Hangzhou Yezhiyuan Shareholder and WFOE, the Hangzhou Yezhiyuan Shareholder pledged all of his equity interests in Hangzhou Yezhiyuan to WFOE to guarantee the performance of Hangzhou Yezhiyuan’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that Hangzhou Yezhiyuan or its shareholder breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The Hangzhou Yezhiyuan Shareholder also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, WFOE is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The Hangzhou Yezhiyuan Shareholder further agrees not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Share Pledge Agreement shall be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Hangzhou Yezhiyuan. WFOE shall cancel or terminate the Share Pledge Agreement upon Hangzhou Yezhiyuan’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Hangzhou Yezhiyuan Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of his equity interests in Hangzhou Yezhiyuan. The option price is equal to the capital paid in by the Hangzhou Yezhiyuan Shareholder subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to the Hangzhou Yezhiyuan Shareholder would be approximately $1.35 million (RMB 9,000,000), which is the aggregate paid in capital of Hangzhou Yezhiyuan.

The agreement remains effective for a term of ten years and may be renewed at WFOE’s election.

Power of Attorney

Under the Power of Attorney, the Hangzhou Yezhiyuan Shareholder authorizes WFOE to act on his behalf as their exclusive agent and attorney with respect to all rights as a shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Hangzhou Yezhiyuan.

Although it is not explicitly stipulated in the Power of Attorney, the term of the Power of Attorney shall be the same as the term of that of the Exclusive Option Agreement.

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NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Timely Reporting Agreement

To ensure Hangzhou Yezhiyuan promptly provides all of the information that WFOE and the Company need to file various reports with the SEC, a Timely Reporting Agreement was entered between Hangzhou Yezhiyuan and the Company.

Under the Timely Reporting Agreement, Hangzhou Yezhiyuan agrees that it is obligated to make its officers and directors available to the Company and promptly provide all information required by the Company so that the Company can file all necessary SEC and other regulatory reports as required.

Although it is not explicitly stipulated in the Timely Reporting Agreement, the parties agreed its term shall be the same as that of the Exclusive Business Cooperation Agreement.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation and principle of consolidation

The accompanying consolidated financial statements of the Company has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The consolidated financial statements include the Company’s accounts and those of the Company’s wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

(b)	Foreign currency translation

The reporting currency of the Company is United States Dollars (“US$”) and the functional currency is Renminbi Yuan (“RMB”) as China is the primary economic environment in which the entity operates.

For financial reporting purposes, the financial statements of the Company prepared using RMB, are translated into the Company’s reporting currency, U.S. Dollars. Monetary assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange ruling at the balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and stockholders’ equity (deficit) is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in stockholders’ equity (deficit).

The schedule below illustrates the exchange rate used to translate the financial statements:

	September 30, 2015	September 30, 2014
Balance sheet items, except for equity accounts	6.3638	6.1547

	For the year ended September 30,
	2015	2014
Items in the statements of operations and comprehensive loss	6.1648	6.1425

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NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(c)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates.

(d)	Fair values of financial instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

As of September 30, 2015 and 2014, financial instruments of the Company primarily comprise of cash and accounts payable and accrued liabilities, which were carried at cost on the balance sheets, and carrying amounts approximated their fair values because of their generally short maturities.

(e)	Cash

Cash consists of bank deposits with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains accounts at one bank and has not experienced any losses from such concentrations.

(f)	Inventories and cost of revenues

Inventories are merchant products for trading business. Inventories are stated at the lower of cost or market value. Cost is determined using first in first out method.

Cost of revenues includes all expenditures incurred in bringing the goods to the point of sale. Costs of revenues include direct costs of the merchant products and business taxes.

(g)	Revenue recognition

Revenue from the sale of products is generally recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. In most cases, these condition are met when the product is delivered to the customer.

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NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(h)	Income taxes

Current income tax expenses are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the liability approach. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements at each year-end and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates applicable for the differences that are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

(i)	Comprehensive income (loss)

Comprehensive income (loss) includes net loss and foreign currency adjustments. Comprehensive income (loss) is reported in the statements of operations and comprehensive income (loss).

Accumulated other comprehensive income, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

(j)	Earnings (Loss) Per Common Share

The Company provides basic and diluted earnings per common share information for each period presented. Basic earnings (loss) per common share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per common share is computed by dividing the net income available to common stockholders by the weighted average number of common shares outstanding plus dilutive securities. Since the Company has only incurred losses, basic and diluted net loss per common share are the same. The potentially dilutive securities were excluded from the diluted loss per common share calculation because their effect would have been antidilutive. As of September 30, 2015 and 2014, the Company had no potentially issuable common shares.

(k)	Subsequent Events

The Company’s management reviewed all material events through the date the consolidated financial statements were issued for subsequent event disclosure consideration.

(l)	Recently issued accounting standards

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

In August 2015, Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) for a one-year deferral of the revenue recognition standard’s effective date for all entities, which changed the effectiveness to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. We are currently evaluating this standard and our existing revenue recognition policies to determine which contracts in the scope of the guidance will be affected by the new requirements and what impact they would have on our consolidated financial statements upon adoption. We have not yet determined which transition method we will utilize upon adoption on the effective date.

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NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In July 2015, the FASB issued ASU No. 2015-11, “Simplifying the Measurement of Inventory” (“ASU 2015- 11”). ASU 2015-11 requires an entity to measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. It is effective for annual reporting periods beginning after December 15, 2016. The amendments should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of adopting ASU 2015-11 on its consolidated financial statement.

In May 2014, FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” This ASU supersedes the revenue recognition requirements in “Accounting Standard Codification 605—Revenue Recognition” and most industry-specific guidance. The standard requires that entities recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which a company expects to be entitled in exchange for those goods or services. This ASU is effective for fiscal years beginning after December 15, 2017, and for interim periods within those fiscal years. The Company is currently evaluating the impact of adopting ASU 2014-09 on its consolidated financial statements.

(m)	Significant risks and uncertainties

1)	Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash. The maximum exposure of such assets to credit risk is their carrying amount at the balance sheet dates. As of September 30, 2015 and 2014, the Company held cash of $4,359 and $19, respectively, which were deposited in one financial institution located in China, and were uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in China which management believes are of high credit quality.

The Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation, and the extraction of mining resources, among other factors.

2)	Liquidity risk

The Company is also exposed to liquidity risk which is a risk that the Company is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the owners to obtain short-term funding to meet the liquidity shortage.

3)	Foreign currency risk

A majority of the Company’s operating activities and a significant portion of the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

4)	Concentration risk

The Company commenced its operation from the year ended September 30, 2015. During the year ended September 30, 2015, the Company purchased its inventory from one related party vendor and one third-party vendor, and had sales to one related party.

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NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	GOING CONCERN

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of September 30, 2015, the Company has incurred losses totaling $141,066 since inception and has not yet generated significant recurring revenues from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. When necessary, the Company plan to obtain short-term funding to meet the liquidity shortage from other financial institutions and the stockholders.

4.	RELATED PARTY TRANSACTIONS AND BALANCES

a)	Nature of relationships with related parties

Name	Relationship with the Company
Xia, Jianrong	Chief Executive Officer
Xia, Jianhua	Immediate family member of Xia, Jianrong
Hangzhou Dechuan Bio-Technology Co., Ltd.	An entity controlled by Xia, Jianrong
Hangzhou Xinlin Fruit Co., Ltd.	An entity controlled by Xia, Jianrong

b)	Related party balances

During the years ended September 30, 3015 and 2014, net advances to Mr. Jianrong Xia was $2,528 and $1,606, respectively. These advances are interest-free. Advances to and from Mr. Jianrong Xia were accounted for as equity transactions. As at September 30, 2015 and 2014, amount due from Mr. Jianrong Xia was $1,271,301 and $1,268,773, respectively. The amount due from Mr. Xia is interest free and payable on demand.

c)	Related party transactions

During the year ended September 30, 3015, the Company generated all of its revenue from sales to Hangzhou Dechuan Bio-Technology Co., Ltd. The Company purchased inventory from Hangzhou Xinlin Fruit Co., Ltd., in the amount of $191,079, comprising of 43% of the Company’s total purchase for the year ended September 30, 2015.

During the year ended September 30, 2015 and 2014, the Company took loans from Jianhua Xia, the immediate family member of Mr. Jianrong Xia, in the amount of $1,015,155 and nil, respectively, and repaid the loans in the amount of $1,015,155 and nil, respectively. These loans were interest free. As of September 30, 2015, the loans were paid in full.

5.	OTHER CURRENT ASSETS

Other current assets as of September 30, 2015 and 2014 consisted of the following:

	September 30, 2015	September 30, 2014

Advance to vendor	$39,285	$-
Prepaid rent	36,713	-
Total current asset, gross	75,998	-
Allowance for advance to vendor	(39,285)	-
Total current asset, net	$36,713	$-

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NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

During the year ended September 30, 2015, a provision of $39,285 (RMB 250,000 at the exchange rate on September 30, 2015) was charged to the statement of operations and comprehensive loss due to the concern of collectability.

6.	EMPLOYEE BENEFIT PLAN

The Company has made employee benefit contributions in accordance with relevant Chinese regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and maternity insurance. The Company recorded the contribution in the salary and employee charges when incurred. The contributions made by the Company were $7,237 and $nil for the years ended September 30, 2015 and 2014, respectively.

7.	INCOME TAXES AND TAX RECEIVABLE

The Company is subject to PRC Enterprise Income Tax ("EIT") on the taxable income in accordance with the relevant PRC income tax laws. The EIT rate for companies operating in the PRC is 25%.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. For the years ended September 30, 2015 and 2014, the Company had no unrecognized tax benefits. For the year ended September 30, 2015, the Company had net operating losses of $123,580, which will expire in 2020. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. At December 31, 2015 and 2014, a valuation allowance is provided against entire deferred tax assets based upon management’s assessment as to their realization.

8.	EQUITY

During the year ended September 30, 2015, the Company’s Chief Executive Office made capital contributions totaled $158,243 (RMB1,000,000) in cash and made payments on behalf of the Company for office leases totaled $45,390.

9.	COMMITMENTS AND CONTINGENCIES

The Company has operating leases for its office space and warehouse. At September 30, 2015, minimum lease payments for operating leases with remaining terms in excess one year are as follows:

Year ended September 30,	Rental payments

2016	$2,828
2017	2,828
2018	2,828
2019	2,828
2020 and thereafter	707
Total	$12,019

On September 1, 2015, a total of nine individuals filed separate complaints against the Company for breach of contract in the people’s court of Jiande city, Jiangsu province, P.R. China (the “Court”). On September 8, 2015, all the nine plaintiffs amended their complaints but failed to pay their respective court fees in time. As a result, the Court dismissed their cases on December 17, 2015.

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NATURAL DESTINY INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On September 1, 2015, an individual named Xian Sha filed a complaint against the Company in the same court asserting that the Company raised funds through sales of its products to the plaintiff and failed to pay the plaintiff the promised return on her investment in the amount of $147,861 (RMB959,867), which constituted a breach of contract. The plaintiff made a motion to join an individual named Xiangyang Hou as a co-defendant on October 8, 2015. On November 2, 2015, the Court issued a civil verdict ordering the bank deposits or other assets of the co-defendant to be frozen pending the final decision of the court. One of the Company’s bank accounts has also been frozen pursuant to a court verdict dated September 25, 2015. The case proceeded to trial on December 17, 2015. At trial, the plaintiff requested additional time to produce evidence to support her claims and the court approved plaintiff’s request. A second trial will be scheduled by the Court for production of evidence and further arguments. As of the date of this prospectus, the Company has not been informed of a specific timeline on the second trial. The Company believes that all of the above claims by the plaintiff are without merit and intends to vigorously defend itself.

As of September 30, 2015 and 2014, the Company had $4,359 and $0, respectively, in a bank account that was frozen. The balance was included under the caption, restricted cash, in the consolidated balance sheets.

10.	SUBSEQUENT EVENTS

On April 13, 2016, the Company issued an aggregate of 250,000,000 shares of its common stock to the ND BVI Shareholders in exchange for all the issued and outstanding ordinary shares of ND BVI in the Share Exchange.

On May 1, 2016, the Company closed a private placement transaction under which the Company sold an aggregate of 229,775 shares of its common stock at $0.10 per share, for total gross proceeds of $22,977.

F-26

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$2.31
Legal fees and expenses	$35,000.00
Accounting fees and expenses	$16,000.00
TOTAL	$51,002.31

Item 14. Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

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Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Charter Provisions of the Company

The Company’s Articles of Incorporation provides the Company shall provide indemnification to its directors and officers to the maximum extent permitted by law. The Company shall pay advancements of expenses in advance of the final disposition of the action, suit, or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount even if it is ultimately determined that he or she is not entitled to indemnified by the Company

The Company is permitted by the Articles of Incorporation to purchase and maintain insurance in connection with its indemnification obligations.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

On April 13, 2016, the Company issued an aggregate of 250,000,000 shares of our Common Stock to the ND BVI Shareholder in exchange for all the issued and outstanding ordinary shares of ND BVI in the Share Exchange.

On May 1, 2016, the Company closed a private placement transaction under which we sold an aggregate of 229,775 shares of our Common Stock to certain non-U.S. investors at $0.10 per share, for total gross proceeds of $22,978.

We claim an exemption from the registration requirements of the Securities Act for the issuance of the shares of our Common Stock to the ND BVI Shareholders and the investors in the private placement pursuant to Regulation S promulgated thereunder since, among other things, the offer of the shares were made in an offshore transaction and no directed selling efforts were made in the U.S. by the Company, a distributor, or any of their respective affiliates, or any person on behalf of the foregoing. In addition, each recipient of the shares certified that he or she is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only, in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

II-2

Item 16. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of the Company*
3.2	Certificate of Amendment to the Articles of Incorporation*
3.3	Bylaws of the Company *
5.1	Legal Opinion of Ellenoff Grossman & Schole LLP
5.2	Opinion of Yuantai Law Offices*
10.1	Share Exchange Agreement dated April 5, 2016, by and among the Company, Natural Destiny (BVI) Company Limited, and Shareholder of Natural Destiny (BVI) Company Limited.*
10.2	Exclusive Business Cooperation Agreement dated April 13 , 2016, by and between Shanghai You Yue Trading Co., Ltd. and Hangzhou Yezhiyuan Agriculture Development Co., Ltd. *
10.3	Share Pledge Agreement dated April 13, 2016, by and among Shanghai You Yue Trading Co., Ltd., Jianrong Xia and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.4	Exclusive Option Agreement dated April 13, 2016 by and among Shanghai You Yue Trading Co., Ltd., Jianrong Xia and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.5	Power of Attorney dated April 13, 2016 *
10.6	Timely Reporting Agreement dated April 13, 2016, by and between the Company and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.7	Form of Subscription Agreement *
10.8	Office Lease dated August 23, 2015, by and among Ruitang Wu, Yali Liu, Jianrong Xia and Hangzhou Qiaoye Real Estate Marketing Co., Ltd.*
10.9	Office Lease dated January 1, 2014, by and between Ying Li and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.10	Warehouse Lease dated March 15, 2015, by and between Changzhou City Xuzhuang Village Rice and White Straw Cooperative and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.11	Exclusive Distribution Agreement dated September 1, 2014, by and between Hangzhou Yezhiyuan Agriculture Development Co., Ltd. and Weifang Shoushu Bio-Technology Co., Ltd.*
10.12	Supplement Agreement to the Exclusive Distribution Agreement, dated March 1, 2016, by and between Hangzhou Yezhiyuan Agriculture Development Co., Ltd. and Weifang Shoushu Bio-Technology Co., Ltd.*
10.13	Sales Agreement dated July 18, 2016, by and between Hangzhou Yezhiyuan Agriculture Development Co., Ltd. and Jiangyin Shixiu E-Commerce Co., Ltd.*
10.14	Cherry Plum Wine Sales Agreement dated July 25, 2016, by and between Hangzhou Yezhiyuan Agriculture Development Co., Ltd. and Shandong Yezhiyuan Bio-Technology Co., Ltd.*
21.1	List of Subsidiaries. *
23.1	Consent of GBH CPAs, PC

*	Previous filed

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

II-4

(i)           If the registrant is relying on Rule 430B:

(A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jiande, China, on the 14th day of October, 2016.

Natural Destiny Inc.

By:	/s/ Jianrong Xia
Name:	Jianrong Xia
Title:	Chief Executive Officer, Chief Financial Officer and director (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jianrong Xia	Chief Executive Officer,	October 14, 2016
Jianrong Xia	Chief Financial Officer and director (Principal Executive Officer and Principal Financial and Accounting Officer)

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INDEX TO EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
3.1	Articles of Incorporation of the Company*
3.2	Certificate of Amendment to the Articles of Incorporation*
3.3	Bylaws of the Company *
5.1	Legal Opinion of Ellenoff Grossman & Schole LLP
5.2	Opinion of Yuantai Law Offices*
10.1	Share Exchange Agreement dated April 5, 2016, by and among the Company, Natural Destiny (BVI) Company Limited, and Shareholder of Natural Destiny (BVI) Company Limited.*
10.2	Exclusive Business Cooperation Agreement dated April 13 , 2016, by and between Shanghai You Yue Trading Co., Ltd. and Hangzhou Yezhiyuan Agriculture Development Co., Ltd. *
10.3	Share Pledge Agreement dated April 13, 2016, by and among Shanghai You Yue Trading Co., Ltd., Jianrong Xia and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.4	Exclusive Option Agreement dated April 13, 2016 by and among Shanghai You Yue Trading Co., Ltd., Jianrong Xia and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.5	Power of Attorney dated April 13, 2016 *
10.6	Timely Reporting Agreement dated April 13, 2016, by and between the Company and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.7	Form of Subscription Agreement *
10.8	Office Lease dated August 23, 2015, by and among Ruitang Wu, Yali Liu, Jianrong Xia and Hangzhou Qiaoye Real Estate Marketing Co., Ltd.*
10.9	Office Lease dated January 1, 2014, by and between Ying Li and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.10	Warehouse Lease dated March 15, 2015, by and between Changzhou City Xuzhuang Village Rice and White Straw Cooperative and Hangzhou Yezhiyuan Agriculture Development Co., Ltd.*
10.11	Exclusive Distribution Agreement dated September 1, 2014, by and between Hangzhou Yezhiyuan Agriculture Development Co., Ltd. and Weifang Shoushu Bio-Technology Co., Ltd.*
10.12	Supplement Agreement to the Exclusive Distribution Agreement, dated March 1, 2016, by and between Hangzhou Yezhiyuan Agriculture Development Co., Ltd. and Weifang Shoushu Bio-Technology Co., Ltd.*
10.13	Sales Agreement dated July 18, 2016, by and between Hangzhou Yezhiyuan Agriculture Development Co., Ltd. and Jiangyin Shixiu E-Commerce Co., Ltd.*
10.14	Cherry Plum Wine Sales Agreement dated July 25, 2016, by and between Hangzhou Yezhiyuan Agriculture Development Co., Ltd. and Shandong Yezhiyuan Bio-Technology Co., Ltd.*
21.1	List of Subsidiaries. *
23.1	Consent of GBH CPAs, PC

*	Previously filed

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